UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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GREATBATCH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 15, 2011
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of Greatbatch, Inc. which will be held on Tuesday, May 17, 2011 at 10:00 a.m. Central Daylight Time at The Westin Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402.
Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company’s 2010 Annual Report. We encourage you to read this document. It includes information on the company’s operations, markets and products, as well as the company’s audited financial statements.
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. To make it easier for you to vote, we are offering Internet and telephone voting. The instructions included on your proxy card describe how to vote using these services. Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope provided.
We look forward to seeing you at the Annual Meeting.
Sincerely,
/s/ Bill R. Sanford
Bill R. Sanford
Chairman of the Board
/s/ Thomas J. Hook
Thomas J. Hook
President & Chief Executive Officer

2

GREATBATCH, INC.
10000 WEHRLE DRIVE
CLARENCE, NEW YORK 14031
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Greatbatch, Inc.:
The Annual Meeting of the Stockholders of Greatbatch, Inc. will be held at The Westin Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402, on Tuesday, May 17, 2011 at 10:00 a.m. Central Daylight Time for the following purposes:
1.	To elect nine directors for a term of one year and until their successors have been elected and qualified;
2.	To approve the adoption of the Greatbatch, Inc. 2011 Stock Incentive Plan;
3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Greatbatch, Inc. for fiscal year 2011;
4.	To approve, on an advisory basis, the compensation of our named executive officers;
5.	To approve, on an advisory basis, the frequency of the advisory vote on compensation of our named executive officers; and
6.	To consider and act upon other matters that may properly come before the Annual Meeting and any adjournments thereof.
Stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 1, 2011 are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Timothy G. McEvoy

Timothy G. McEvoy
Vice President, General Counsel & Secretary
Clarence, New York
April 15, 2011
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY PROXY BY USING ONE OF THE FOLLOWING METHODS: MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE, OR VOTE BY TELEPHONE OR THE INTERNET USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO ITS EXERCISE AT THE ANNUAL MEETING OF STOCKHOLDERS. ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2011
THE GREATBATCH, INC. 2011 PROXY STATEMENT AND 2010 ANNUAL REPORT ARE AVAILABLE AT
http://proxy.greatbatch.com

GREATBATCH, INC.
10000 WEHRLE DRIVE
CLARENCE, NEW YORK 14031
PROXY STATEMENT

PROXY STATEMENT
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Greatbatch, Inc. (the “Company”) of proxies in the accompanying form for use at the 2011 Annual Meeting of Stockholders or any adjournment or adjournments thereof. The Company will bear the expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby.
The Annual Meeting of Stockholders of the Company will be held at 10:00 a.m. Central Daylight Time on May 17, 2011 at The Westin Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402. The Company’s mailing address is 10000 Wehrle Drive, Clarence, New York 14031, and its telephone number is (716) 759-5600.
This Proxy Statement and the accompanying form of proxy are first being sent to stockholders of record on or about April 15, 2011. A copy of the Company’s 2010 Annual Report, including financial statements, has either previously been delivered or accompanies this Proxy Statement, but is not part of the proxy solicitation materials.
VOTING RIGHTS
Stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 1, 2011 are entitled to vote at the Annual Meeting. At that time, the Company had outstanding 23,302,625 shares of common stock, $0.001 par value per share (“Common Stock”). Each share of Common Stock is entitled to one vote. An individual who has a beneficial interest in shares allocated to the Company stock fund account under the Greatbatch, Inc. 401(k) Retirement Plan (the “401(k) Plan”) is entitled to vote the shares of Common Stock allocated to that account.
Shares may not be voted at the meeting unless the owner is present or represented by proxy. A stockholder can be represented through the return of a physical proxy or by utilizing the telephone or Internet voting procedures. An individual with a beneficial interest in the 401(k) Plan may give directions to the trustee of the 401(k) Plan, or its designated representative, as to how the allocated shares should be voted by returning the proxy card or using the telephone or Internet voting methods. The telephone and Internet voting procedures are designed to authenticate stockholders by use of a control number and allow stockholders to confirm that their instructions have been properly recorded. The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to Timothy G. McEvoy, the Company’s Secretary, at the Company’s mailing address set forth above, or by the vote of the stockholder in person at the Annual Meeting.
Proxies will be voted in accordance with the stockholder’s direction, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption “NOMINEES FOR DIRECTOR,” in favor of approval of the Greatbatch, Inc. 2011 Stock Incentive Plan, in favor of ratifying the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm for the Company for fiscal year 2011, in favor of approval of the compensation of the Company’s named executive officers, and in favor of “one year” with respect to the frequency of votes on the compensation of the Company’s named executive officers.
The presence in person or by proxy of the holders of a majority of the outstanding Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes, abstentions and directions to withhold authority will be counted as being present or represented at the meeting for purposes of establishing a quorum. A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power on that proposal and has not received voting instructions from the beneficial owner.
The vote of a plurality of the shares of Common Stock present in person or represented at the meeting is required for the election of directors. Broker non-votes and directions to withhold authority will have no effect on the election of directors.
The affirmative vote of a majority of the shares cast is required to approve the adoption of the Greatbatch, Inc. 2011 Stock Incentive Plan, provided that a majority of the outstanding shares are voted on the proposal. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a negative vote. Broker non-votes will not constitute votes cast for purposes of determining approval or the number of shares voted on the proposal.
The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required to ratify the appointment of Deloitte & Touche as the independent registered public accounting firm for the Company for fiscal year 2011. In determining whether the proposal has received the requisite number of affirmative votes, an abstention will have the same effect as a vote against ratification.

Although the vote on proposal 4 (vote on executive compensation) is advisory in nature and non-binding, the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required to approve the proposal. Broker non-votes will have no effect on the vote and abstentions will have the effect of a vote against approval of the proposal.
Although the vote on proposal 5 (vote on the frequency of votes on executive compensation) is advisory in nature and non-binding, the Company will treat the option selected by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting as the option approved by stockholders. Broker non-votes will have no effect on the vote and abstentions will have the effect of a vote against approval of the proposal.
PRINCIPAL BENEFICIAL OWNERS OF SHARES
The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of its outstanding Common Stock as of April 1, 2011.

	Number of Shares	Percent
Name and Address of Beneficial Owner	Beneficially Owned	of Class

FMR LLC(1)	2,319,300	9.95%
82 Devonshire Street Boston, MA 02109

BlackRock, Inc.(2)	1,920,322	8.24%
40 East 52nd Street New York, NY 10022

Capital Research Global Investors(3)	1,395,600	5.99%
333 South Hope Street Los Angeles, CA 90071

Wells Fargo & Company(4)	1,320,980	5.67%
420 Montgomery Street San Francisco, CA 94104

Dimensional Fund Advisors LP(5)	1,279,625	5.49%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746

The Vanguard Group, Inc.(6)	1,172,408	5.03%
100 Vanguard Boulevard Malvern, PA 19355

(1)	FMR LLC (“FMR”), Fidelity Management & Research Company, (“Fidelity”), Edward C. Johnson 3d (“Johnson”), and Fidelity Magellan Fund filed a Schedule 13G/A dated September 10, 2010. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G/A. Fidelity, a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 (the “Advisers Act”), is the beneficial owner of 2,319,300 shares of the Company’s Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (“ICA”). The ownership of one investment company, Fidelity Magellan Fund, amounted to 2,318,300 shares of the Company’s Common Stock. Johnson and FMR, through its control of Fidelity, and the Fidelity funds each has sole power to dispose of 2,319,300 of these shares. Neither FMR nor Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds.

(2)	BlackRock, Inc. filed a Schedule 13G/A on February 4, 2011. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by BlackRock, Inc. and its affiliated companies listed in the Schedule 13G/A.

(3)	Capital Research Global Investors (“CRGI”), a division of Capital Research and Management Company (“CRMC”), filed a Schedule 13G/A dated February 11, 2011. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G/A. CRGI is deemed to be the beneficial owner of 1,395,600 shares of the Company’s Common Stock as a result of CRMC acting as an investment adviser to various investment companies registered under Section 8 of the ICA.

(4)	Wells Fargo & Company filed a Schedule 13G dated January 25, 2011 on its own behalf and on behalf of certain of its subsidiaries listed therein. The beneficial ownership information presented is based solely on the Schedule 13G, and includes 1,318,370 shares beneficially owned by Wells Capital Management Incorporated.

(5)	Dimensional Fund Advisors LP (“Dimensional”) filed a Schedule 13G on February 11, 2011. The beneficial ownership information presented and the remainder of the information contained in this footnote is based solely on the Schedule 13G. Dimensional is an investment advisor registered under Section 203 of the Advisers Act that furnishes investment advice to four investment companies registered under the ICA, and serves as investment manager to certain other commingled group trusts and separate accounts (the “Dimensional Funds”). In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Dimensional Funds. However, all securities reported are owned by the Dimensional Funds and Dimensional disclaims beneficial ownership of such securities.

(6)	The Vanguard Group, Inc. filed a Schedule 13G on February 10, 2011. The beneficial ownership information presented is based solely on the Schedule 13G. The reported securities are owned by The Vanguard Group, Inc. and Vanguard Fiduciary Trust Company, its wholly owned subsidiary that serves as an investment manager of collective trust accounts.
COMPANY PROPOSALS
PROPOSAL 1 — Election of Directors
Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of the Company of the following nine persons nominated by the Board, to hold office until the 2012 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2010 Annual Meeting of Stockholders.
If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), the shares represented by the proxies will be voted for such other person, if any, as the Corporate Governance and Nominating Committee shall designate. Information regarding the nominees standing for election as directors is set forth below:
Nominees for Director
Pamela G. Bailey is 62, is Chair of the Corporate Governance and Nominating Committee, a member of the Compensation and Organization Committee, and has been a director since 2002.
Ms. Bailey has been President and Chief Executive Officer of The Grocery Manufacturers Association (“GMA”), a Washington, D.C. based trade association, since January 2009. From April 2005 until January 2009, she was President and Chief Executive Officer of the Personal Care Products Council. Ms. Bailey served as President and Chief Executive Officer of the Advanced Medical Technology Association (“AdvaMed”), the world’s largest association representing the medical technology industry, from June 1999 to April 2005. From 1970 to 1999, she served in the White House, the Department of Health and Human Services and other public and private organizations with responsibilities for health care public policy. Ms. Bailey is a director and compliance committee member and chair of the compensation committee of MedCath Corporation, a national provider of high acuity healthcare services. She formerly served as a director of Albertsons, Inc. and The National Food Laboratory, Inc., and as a member of the board of trustees of Franklin and Marshall College.
Ms. Bailey’s thirty-five years of healthcare public policy experience with public and private organizations including service in the White House, the Department of Health and Human Services, and as President and Chief Executive Officer of AdvaMed gives her a unique perspective on a variety of healthcare-related issues. With over ten years of managerial experience at GMA, the Personal Care Products Council and AdvaMed, Ms. Bailey brings to the Board demonstrated management ability at senior levels. This experience, together with her experience gained as a director of Albertsons and MedCath, support her continued service as a member of the Board.
Michael Dinkins is 57, is a member of the Audit Committee, a member of the Compensation and Organization Committee, and has been a director since 2008.
Mr. Dinkins has been the Executive Vice President and Chief Financial Officer of USI Insurance Services, an insurance intermediary company, since October 2008. From 2005 until 2008, he was Executive Vice President and Chief Financial Officer of Hilb Rogal & Hobbs Co., an insurance and risk management services company. Mr. Dinkins was Vice President, Global Control & Reengineering at Guidant Corporation from 2004 to 2005, and Vice President and Chief Financial Officer for NCR Worldwide Customer Service Operation from 2002 to 2004. Prior to 2002, he held senior positions at Access Worldwide Communications, Cadmus Communications Group and General Electric Company. Mr. Dinkins is a former director of LandAmerica Financial Group, Inc.

As Chief Financial Officer of USI, Hilb Rogal & Hobbs and NCR, Mr. Dinkins gained extensive knowledge of complex financial and operational issues facing large organizations and an understanding of operations and financial strategy in challenging environments. In addition, Mr. Dinkins is able to draw upon, among other things, his knowledge of the medical device industry gained while at Guidant where he led process re-engineering projects for operations and finance. This experience supports his continued service as a member of the Board.
Thomas J. Hook is 48, is a member of the Technology Development and Innovation Committee, and has been a director since 2006.
Mr. Hook has been the Company’s President and Chief Executive Officer since August 2006. Prior to August 2006, he was the Company’s Chief Operating Officer, a position to which he was appointed upon joining the Company in September 2004. From August 2002 until September 2004, Mr. Hook was employed by CTI Molecular Imaging where he served as President, CTI Solutions Group. From March 2000 to July 2002, he was General Manager, Functional and Molecular Imaging for General Electric Medical Systems. From 1997 to 2000, Mr. Hook worked for the Van Owen Group Acquisition Company and prior to that, Duracell, Inc. He is Chairman of the Board of HealthNow New York, Inc., a leading healthcare company in Western New York that provides quality healthcare services to companies and individuals in that region, and serves on its executive committee. Mr. Hook is also a director of AdvaMed.
Since joining the Company as Chief Operating Officer in 2004 and becoming President and Chief Executive Officer in 2006, Mr. Hook has directed the Company’s acquisition, integration and product development efforts, growing the business from $200 million to the more diverse $530 million medical device company that it is today. Mr. Hook’s knowledge of the Company’s business and his role as the Company’s President and Chief Executive Officer support his continued service as a member of the Board.
Kevin C. Melia is 63, is Chair of the Audit Committee, a member of the Technology Development and Innovation Committee, and has been a director since 2007.
Mr. Melia has been the non-executive Chairman of Vette Corporation, a privately-held provider of thermal management solutions, since June 2009. From 2003 to 2008, he was the non-executive Chairman of IONA Technologies PLC, a leading middleware software company. Between 2003 and November 2007, Mr. Melia also was the non-executive Chairman of A.Net (formerly Lightbridge, Inc.), an e-payment company. He was the co-founder of Manufacturers’ Services Ltd. (“MSL”), a leading company in the electronics manufacturing services industry, and served as its Chairman and Chief Executive Officer from June 1994 to January 2003. Prior to establishing MSL, Mr. Melia held a number of senior executive positions over a five-year period at Sun Microsystems, including Chief Financial Officer, president of its Sun Microsystems Computer Company subsidiary, and Senior Vice President of Operations. He also held a number of senior executive positions in operations and finance over a sixteen-year career at Digital Equipment Corporation. Mr. Melia is a Chartered Accountant and holds a joint diploma in Management Accounting from the Accounting Institutes of the U.K and Ireland. He is a director and audit committee member of RadiSys Corporation, a provider of embedded advanced solutions for the communications networking and commercial systems markets, a director and audit committee member of Analogic Corporation, a high-technology signal and imaging processing company, and a director and audit committee member of DCC Plc, a procurement, sales, marketing, distribution and business support services group headquartered in Dublin, Ireland. Mr. Melia also is a joint managing director of Boulder Brook Partners LLC, a private investment company and a member of the advisory board of C&S Wholesale Grocers. He is a former director of A.Net, Manugistic Corporation, and Eircom, Inc.
Having been a co-founder and Chairman and Chief Executive Officer of MSL and non-executive Chairman of Vette Corporation, IONA and A.Net, Mr. Melia has extensive business leadership experience. His service in senior management positions at Sun Microsystems and Digital Equipment Corporation provided him with broad knowledge in global operations and financial and accounting matters. The depth and breadth of Mr. Melia’s financial and manufacturing operations experience support his continued service as a member of the Board.
Dr. Joseph A. Miller, Jr. is 69, is Chair of the Technology Development and Innovation Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2003.
Dr. Miller has been Executive Vice President and Chief Technology Officer for Corning, Inc. since 2002. Before joining Corning in 2001, he served as Senior Vice President of E.I. DuPont de Nemours from 1999 to 2001 and held various executive positions with that company prior to that time. Dr. Miller also serves on the board of directors of Dow Corning Corporation and serves on the corporate responsibility committee of that board.
Dr. Miller has significant research and development knowledge and experience gained through his positions at Corning and DuPont. His extensive knowledge and experience gives him insight into a number of issues facing the Company and supports his continued service as a member of the Board.

Bill R. Sanford is 67, is Chairman of the Board, is a member of the Corporate Governance and Nominating Committee, and has been a director since 2000.
Mr. Sanford is Chairman of Symark LLC, a company he founded in 1979 that focuses on the development and commercialization of biosciences systems, products and services. He is Executive Founder and retired Chairman, President and Chief Executive Officer of Steris Corporation, a global provider of infection and contamination prevention systems, products, services and technologies. Mr. Sanford serves on the board of directors of KeyCorp and on its executive, risk management and compliance committees. He is an active early and growth stage equity investor through Symark, and serves as a board member, executive and advisor of several private for-profit companies, not-for-profit organizations, investment limited partnerships and venture capital firms.
Mr. Sanford is an experienced entrepreneur, senior executive, consultant, investor and board member with extensive public company, new venture, merger and acquisition, marketing and sales, turnaround and market development experience. He has public and private company financing experience, including initial and secondary public stock offerings, structured debt financings, public stock mergers and private equity and venture capital investments. Mr. Sanford’s background and experience, including his substantial experience in the medical device industry, support his continued service as a member of the Board.
Peter H. Soderberg is 64, is Chair of the Compensation and Organization Committee, a member of the Audit Committee, and has been a director since 2002.
Mr. Soderberg is managing partner of Worthy Ventures Resources, LLC, a private investment company he founded in February 2010. He retired in January 2010 as President and Chief Executive Officer of Hill-Rom Holdings, Inc., a position he held since March 2006. Since his retirement, Mr. Soderberg has served as Hill-Rom’s Chief Innovation Officer on a part-time basis. From January 2000 to March 2006, he was President and Chief Executive Officer of Welch Allyn, Inc., and for the seven years prior to that, Chief Operating Officer of Welch Allyn’s medical products business. Mr. Soderberg also held a number of positions over a twenty-three year career with Johnson & Johnson, where his final position was as president of one of its operating subsidiaries. Until his retirement, he also had served on the board of directors of Hill-Rom (formerly Hillenbrand Industries) and AdvaMed. Mr. Soderberg is a former director of Constellation Brands, Inc. and Welch Allyn, Inc.
Having served in the roles of President and Chief Executive Officer of Hill-Rom and of Welch Allyn, Mr. Soderberg has significant management experience and business understanding. Running a public company gave Mr. Soderberg front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. His deep knowledge of healthcare policy and patient care delivery, gained through his long career in the healthcare industry, provides our Board with a valuable perspective on the priorities of and challenges facing our major customers. These attributes support Mr. Soderberg’s continued service as a member of the Board.
William B. Summers, Jr. is 60, is a member of the Compensation and Organization Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2001.
Mr. Summers retired in June 2006 as Chairman of McDonald Investments, Inc., a position he had held since 1998. He also held the additional positions of President (from 1989 through 1998) and Chief Executive Officer (from 1994 through 1998) of that investment company. Mr. Summers serves as lead outside director on the board of directors of RPM International, Inc. and is a member and chairman of its audit committee and a member of its executive committee, and on the board of directors of Developers Diversified Realty, Inc. and is a member of its audit and pricing committees. He also serves on the advisory boards of Molded Fiberglass Companies and MAI Wealth Advisors LLC. Mr. Summers also serves on the board of directors of The Rock and Roll Hall of Fame and Museum, Baldwin-Wallace College, and State Troopers of Ohio. He previously served as chairman of the board of the National Association of Securities Dealers, as chairman of the board of the NASDAQ Stock Market, and as a director of the New York Stock Exchange (“NYSE”).
Through his positions with McDonald Investments, Mr. Summers gained leadership experience and extensive knowledge of complex financial and operational issues. In addition, through his service with the NASDAQ Stock Market and the NYSE and on the boards of other public companies, Mr. Summers has gained valuable experience dealing with the capital markets, accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public corporations. This experience supports Mr. Summers’ continued service as a member of the Board.

Dr. Helena S. Wisniewski is 61, is a member of the Technology Development and Innovation Committee, a member of the Audit Committee, and has been a director since 2008.
Dr. Wisniewski is Chairman and Chief Executive Officer of Equinox Toys, LLC, a company she founded in 2009 to develop innovative interactive toys for play and learning using biometrics. From August 2004 until October 2008, she served as Vice President, Research and Enterprise Development at the Stevens Institute of Technology. During that same period, Dr. Wisniewski also was Chief Executive Officer of Castle Point Holdings, Inc., a Stevens Institute-owned company that invested in technology companies. From 2001 through 2004, she was Chief Executive Officer and Chairman of Aurora Biometrics, a company she founded. Prior to that time, Dr. Wisniewski was a senior executive at Lockheed Corporation and a Vice President of Titan Corporation. She is a director of Smart Trax, Inc., an educational media company, and serves on the advisory boards of Soar Technology Inc., a company that develops cognitive software to solve complex problems in training, modeling and simulation, robotics, and medical informatics, and of Kulper and Company, LLC, where she chairs its research committee. Dr. Wisniewski is the former chairman of Attila Technologies, LLC, a provider of continuous broadband on-demand communication systems. She also is a former member of the Naval Research Advisory Committee, the senior scientific advisory group to the Secretary of the Navy.
As Vice President for Research and Enterprise Development at the Stevens Institute of Technology, Dr. Wisniewski led the Institute’s innovative research enterprises and launched technology startup companies. Through her service at Lockheed and Titan, Dr. Wisniewski gained management experience at senior levels. These attributes and her significant experience in leading and managing technology innovation and commercialization provides the Company valuable insight into developing new technologies to support future growth and supports Dr. Wisniewski’s continued service on the Board.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR
PROPOSAL 2 — Approval of the Adoption of the Greatbatch, Inc. 2011 Stock Incentive Plan
Stockholders are being asked to approve the Greatbatch, Inc. 2011 Stock Incentive Plan (the “2011 Plan”) which was adopted by the Board on February 28, 2011, subject to stockholder approval. If approved by stockholders, the 2011 Plan will supplement the Company’s existing 2005 and 2009 Stock Incentive Plans in providing stock-based incentive compensation to select employees, non-employee directors, consultants and service providers. As of April 15, 2011, 855,161 shares were available for award under the Company’s 2005 and 2009 Stock Incentive Plans, of which only 4,863 shares were available for award in the form of restricted stock, restricted stock units or stock bonuses under the respective plans’ sub-limits. The Company continues to focus on equity awards in the form of restricted stock units, thus no sub-limit for these types of awards was included in the 2011 Plan. The 2011 Plan was designed by the Compensation and Organization Committee (the “Compensation Committee”) with the assistance of management and an outside compensation consultant as part of a comprehensive compensation strategy to provide long-term incentive for employees and non-employees to contribute to the growth of the Company and attain specific performance goals. See the Long-Term Equity Awards section of the Compensation Discussion and Analysis (“CD&A”) in this proxy statement for further discussion.
Approval of the 2011 Plan will allow the Company to continue to award stock options, restricted stock, restricted stock units, stock appreciation rights and stock bonuses to employees and to non-employee directors, consultants and service providers. A stock option is the right to purchase a certain number of shares of stock, at a certain exercise price, in the future. A stock appreciation right is the right to receive the net of the market price of a share of stock and the exercise price of the right, in stock, in the future. Restricted stock is a share award conditioned upon continued employment, the passage of time and/or the achievement of performance objectives. A restricted stock unit is the right to receive a share of the Company’s stock in the future. A stock bonus is a bonus payable in shares of the Company’s stock. The purpose of these awards is to attract and retain talented employees and the services of select non-employees, further align employee and stockholder interests and closely link employee compensation with Company performance. If approved, the 2011 Plan will provide an essential component of the total compensation package offered to employees, reflecting the importance that the Company places on motivating superior results with long-term incentives.
The 2011 Plan also contains several features considered compensation and governance best practices. The 2011 Plan does not permit stock option re-pricing, the use of discounted options, the reloading of option grants, or the adding back of shares used to pay the exercise price of awards or to satisfy tax withholding obligations. Additionally, the 2011 Plan limits the term on options and stock appreciation rights to ten years, has vesting requirements on time and performance based full value awards of three years and one year, respectively, only allows accelerated vesting of awards upon the consummation of a change in control, and does not provide for the grant of dividend equivalents. The 2011 Plan contains no evergreen features that would provide for automatic replenishment of authorized shares and limits the number of stock options and stock appreciation rights that may be issued to any person in any fiscal year, other than those subject to attainment of specified performance criteria.
Key Terms - The following is a summary of the material features of the 2009 Plan, which is qualified by reference to the full text of the 2011 Plan, which is set forth as Exhibit A:

Plan Term:	February 28, 2011 to February 27, 2021.

Eligible Participants:	Employees of the Company (including employees who are also directors and prospective employees conditioned on their becoming employees), non-employee consultants or service providers and non-employee directors of the Company as the Compensation Committee designates from time to time. The Company has approximately 3,000 employees and eight non-employee directors who would be eligible to participate in the 2011 Plan.

Shares Authorized:	1,000,000, subject to adjustment only to reflect stock splits and similar events. Shares underlying awards that are forfeited, expire, cancelled or lapse become available for future grants. Shares used to pay the exercise price of a stock option and shares withheld to satisfy tax withholding obligations will not be available for future grants. When a stock settled stock appreciation right is exercised, the shares subject to a stock appreciation right grant agreement will be counted against the shares available for award as one share for every share subject thereto, regardless of the number of shares used to settle the stock appreciation right upon exercise.

Shares Authorized as a Percent of Outstanding Common Stock:	4.3%

Award Types:	(1) Non-qualified and incentive stock option — the right to purchase a certain number of shares of stock, at a certain exercise price, in the future.
(2) Restricted stock — share award conditioned upon continued employment, the passage of time or the achievement of performance objectives.
(3) Restricted stock unit — the right to receive the market price of a share of stock, in stock in the future.
(4) Stock appreciation right — the right to receive the net of the market price of a share of stock and the exercise price of the right, in stock, in the future.
(5) Stock bonus — a bonus payable in shares of stock.

Award Terms:	Stock options and stock appreciation rights will have a term no longer than ten years. All awards made under the 2011 Plan may be subject to vesting and other contingencies as determined by the Compensation Committee and will be evidenced by agreements which set forth the terms and conditions of each award. The Compensation Committee, in its discretion, may accelerate or extend the period for the exercise or vesting of any awards.

Vesting:	Subject to certain exceptions set forth in the 2011 Plan, at least three years for time based awards of Restricted Stock or Restricted Stock Units and at least one year after grant for performance based awards of Restricted Stock and Restricted Stock Units. As determined by the Compensation Committee for Stock Options and SARs. The vesting of all awards is subject to acceleration upon certain events set forth in the 2011 Plan.

Not Permitted:	(1) Granting stock options or stock appreciation rights at a price below market price on the date of grant.

(2) Repricing of a stock option or stock appreciation right without stockholder approval.

(3) Granting time-based stock options or stock appreciation rights to any one employee during any fiscal year in excess of 100,000 shares.
Tax Consequences — Stock option grants under the 2011 Plan may be intended to qualify as incentive stock options under Internal Revenue Code of 1986, as amended (“IRC”) §422 or may be non-qualified stock options governed by IRC §83. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option if the shares received are held for the applicable holding periods (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. The Company may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option that occurs before the applicable holding periods have been satisfied.
Restricted stock and restricted stock units are also governed by IRC §83. Generally, no taxes are due when the award is made, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid on the value of the stock or units at ordinary rates when the restrictions lapse, and then at capital gains rates when the shares are sold.
The grant of a stock appreciation right will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

Awards granted under the 2011 Plan may qualify as “performance-based compensation” under IRC §162(m) and thus preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under §162(m) that is in excess of $1 million and paid to one of the Company’s most highly compensated executive officers. To qualify, options and other awards must be granted under the 2011 Plan by a committee consisting of two or more “outside directors” (as defined under §162(m)) and time-based options and stock appreciation rights must satisfy the 2011 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than time-based options and stock appreciation rights to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”
The foregoing is only a summary of the effect of federal income taxation on the participant and the Company under the 2011 Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income may be taxable.
Transferability - Awards granted under the 2011 Plan generally are not transferable except by will or the laws of descent and distribution.
Administration - The Compensation Committee, which consists entirely of outside directors, will administer the 2011 Plan. The Compensation Committee will select the employees and non-employees who receive awards, determine the number of shares covered thereby, and, subject to the terms and limitations expressly set forth in the 2011 Plan, establish the terms, conditions and other provisions of the grants. The Compensation Committee may interpret the 2011 Plan and establish, amend and rescind any of its rules relating to the 2011 Plan, unless expressly prohibited in the 2011 Plan.
Amendments - The Board may, at any time, suspend or terminate the 2011 Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Securities Exchange Act Rule 16b-3 or by any comparable or successor exemption under which the Board believes it is appropriate for the 2011 Plan to qualify, or if and to the extent the Board determines that such approval is appropriate for purposes of satisfying IRC §162(m), §422 or §409A or any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization. Nothing in the 2011 Plan restricts the Compensation Committee’s ability to exercise its discretionary authority to administer the plan, which discretion may be exercised without amendment to the 2011 Plan. No action may, without the consent of a participant, reduce the participant’s rights under any outstanding award.
Plan Awards — The Compensation Committee approved the annual long-term incentive program award of restricted stock units to senior level managers of the Company effective January 1, 2011 (the “2011 Awards”), which included the executive officers who are named in the Summary Compensation Table contained in this proxy statement (the “Named Executive Officers”). Currently, there are not enough shares available under the Company’s existing stock incentive plans to fund the entire 2011 Award. Thus, a portion of the 2011 Awards granted to Thomas J. Hook, President & CEO, as well as Thomas J. Mazza, Senior Vice President & CFO are subject to the approval of the 2011 Plan by the Company’s stockholders. The following table sets forth the number and approximate grant date fair value of the 2011 Awards pending issuance:

	Restricted Stock Units
	Number of	Grant Date Fair
Name	Units (#)	Value ($)
Thomas J. Hook	72,913	$1,243,896
Thomas J. Mazza	24,352	415,445
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE ADOPTION OF THE GREATBATCH, INC. 2011 STOCK INCENTIVE PLAN
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information regarding the Company’s equity compensation plans:

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise of	exercise price of	plans (excluding
Plan Category	outstanding options,	outstanding options,	securities reflected in
(As of December 31, 2010)	warrants and rights	warrants and rights	column (a))
	( a )	( b )	( c )(2)

Equity compensation plans approved by security holders (1)	2,550,234	$23.53	1,104,956

Equity compensation plan not approved by security holders	—	—	—

Total	2,550,234	$23.53	1,104,956

(1)	Consists of stock options issued under the 1997 and 1998 Stock Option Plan’s, the Non-Employee Director Stock Incentive Plan, the 2005 Stock Incentive Plan and the 2009 Stock Incentive Plan. Also includes 342,155 shares of restricted stock units that were granted under the 2005 Stock Incentive Plan and the 2009 Stock Incentive Plan at a weighted average grant date fair value of $16.60 per share, which is not included in the amounts reported in column b.

(2)	As of December 31, 2010, 1,104,956 shares were available for future grants of stock options, stock appreciation rights, restricted stock, restricted stock units or stock bonuses. Due to plan sub-limits, of the shares available for grant only 207,342 shares were available for issuance in the form of restricted stock, restricted stock units or stock bonuses.
PROPOSAL 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm
On the recommendation of the Audit Committee, Deloitte & Touche has been appointed by the Board as the Company’s independent registered public accounting firm for fiscal year 2011, a capacity in which it has served since 2000. Although stockholder approval is not required, the Company has determined that it is desirable to request that the stockholders ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2011. In the event the stockholders fail to ratify the appointment, the Board will reconsider this appointment and make such a determination as it believes to be in the Company’s best interests. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s best interests. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.
Audit Fees. The following table sets forth the aggregate fees billed by Deloitte & Touche for services provided to the Company during fiscal years 2010 and 2009:

	2010	2009

Audit Fees(1)	$1,229,250	$1,309,962
Audit-Related Fees	—	—

Total Audit and Audit-Related Fees	1,229,250	1,309,962
Tax Fees(2)	—	2,000
All Other Fees	—	—

Total Fees	$1,229,250	$1,311,962

(1)	The amounts indicated represent fees billed by Deloitte & Touche for services rendered for the audit of the Company’s annual consolidated financial statements and for its review of the Company’s quarterly condensed consolidated financial statements.

(2)	The amount indicated represents fees billed by Deloitte & Touche for tax compliance, planning and consulting.
Audit Committee Pre-Approval Policy on Audit and Non-Audit Services. As described in the Audit Committee charter, the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the Company’s independent registered public accounting firm (other than with respect to de minimis exceptions permitted by Regulation S-X, Rule 2-01(c)(7)(i)(c)). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. None of the services described above provided by Deloitte & Touche were approved by the Audit Committee under the de minimis exception rule.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2011
PROPOSAL 4 — Advisory Vote on Compensation of the Named Executive Officers
In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the related rules of the Securities and Exchange Commission (“SEC”), the Company seeks your advisory vote on a resolution to approve the compensation of our Named Executive Officers as disclosed in this proxy statement. Because your vote is advisory it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The Company has in the past sought approval from stockholders regarding the incentive plans that we use to motivate, retain, and reward our executives. The Company’s executive compensation programs have played a material role in our ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our Company. We believe that our executive compensation programs are structured in the best manner possible to support the Company and our business objectives. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity so that we may ensure that our compensation programs are within the norm of a range of market practices. As discussed below in the CD&A section, the Company’s compensation philosophy for its Named Executive Officers includes the following elements:
•	Long-term equity compensation with multi-year performance based vesting. The most significant element of the Company’s Named Executive Officers equity compensation opportunity is the Long-Term Incentive program, for which vesting depends on the Company’s total stockholder return relative to its peer group over a three-year period.

•	Total cash compensation tied to performance. The total cash compensation opportunity is based on Company and individual performance. The cash compensation of the Company’s Named Executive Officers has fluctuated from year to year, reflecting the Company’s financial results.
The text of the resolution in respect of Proposal 4 is as follows:
“Resolved, that the stockholders approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF
THE COMPANY’S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL 5 — Advisory Vote on the Frequency of the Advisory Vote on Compensation of the Named Executive Officers
In accordance with the requirements of the Dodd-Frank Act and the related rules of the SEC, the Company seeks your advisory vote on a resolution to approve the frequency of future stockholder advisory votes on the compensation of our Named Executive Officers. In particular, we are asking whether the advisory vote should occur every one, two or three years, or whether you abstain.
A stockholder advisory vote on executive compensation is very important to the Company. We appreciate the past approval of our incentive pay plans by our stockholders. An annual stockholder vote will enhance stockholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation programs. The Company believes that an advisory vote every year will be the most effective timeframe for the Company to respond to stockholders’ feedback and provide the Company with an opportunity to engage with stockholders to understand and respond to voting results. The text of the resolution in respect of Proposal 5 is as follows:
“Resolved, that the stockholders approve, on a non-binding basis, whether the frequency with which a non-binding stockholder vote to approve the compensation of the Company’s Named Executive Officers should occur every one, two or three years, or abstain.”
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR A FREQUENCY OF
“ONE YEAR” FOR FUTURE NON-BINDING STOCKHOLDER VOTES TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS
STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS
Direct and indirect ownership of Common Stock by each of the directors, each of the Named Executive Officers, and by all directors and executive officers as a group is set forth in the following table as of April 1, 2011, together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Securities Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.

Name of Beneficial Owner	Number of Shares	Percent of Class

Pamela G. Bailey(1)	62,982	*

Michael Dinkins(2)	28,661	*

Thomas J. Hook(3)	419,880	1.78%

Kevin C. Melia(4)	43,452	*

Dr. Joseph A. Miller, Jr.(5)	55,866	*

Bill R. Sanford(6)	109,263	*

Peter H. Soderberg(7)	61,946	*

Name of Beneficial Owner	Number of Shares	Percent of Class

William B. Summers, Jr.(8)	72,524	*

Dr. Helena S. Wisniewski(9)	37,413	*

Thomas J. Mazza(10)	96,538	*

Mauricio Arellano(11)	86,200	*

Susan M. Bratton(12)	150,730	*

Michelle Graham (13)	—	—

All Directors and Executive Officers as a group (14 persons)	1,259,968	5.21%

(1)	Includes (i) 45,629 shares Ms. Bailey has the right to acquire pursuant to options exercisable currently or within 60 days after April 1, 2011; (ii) 2,484 shares of restricted stock awarded to her under the Company’s Stock Incentive Plans; and (iii) 14,869 shares directly held by her.

(2)	Includes (i) 20,449 shares Mr. Dinkins has the right to acquire pursuant to options exercisable currently or within 60 days after April 1, 2011; (ii) 2,484 shares of restricted stock awarded to him under the Company’s Stock Incentive Plans; and (iii) 5,728 shares directly held by him.

(3)	Includes (i) 318,267 shares Mr. Hook has the right to acquire pursuant to options exercisable currently or within 60 days after April 1, 2011; (ii) 35,267 shares of restricted stock awarded to him under the Company’s Stock Incentive Plans; (iii) 2,306 shares allocated to his account under the 401(k) Plan; and (iv) 57,790 shares directly held by him.

(4)	Includes (i) 29,488 shares Mr. Melia has the right to acquire pursuant to options exercisable currently or within 60 days after April 1, 2011; (ii) 2,484 shares of restricted stock awarded to him under the Company’s Stock Incentive Plans; and (iii) 11,480 shares directly held by him.

(5)	Includes (i) 40,379 shares Dr. Miller has the right to acquire pursuant to options exercisable currently or within 60 days after April 1, 2011; (ii) 2,484 shares of restricted stock awarded to him under the Company’s Stock Incentive Plans; and (iii) 13,003 shares directly held by him.

(6)	Includes (i) 58,844 shares Mr. Sanford has the right to acquire pursuant to options exercisable currently or within 60 days after April 1, 2011; (ii) 3,726 shares of restricted stock awarded to him under the Company’s Stock Incentive Plans; and (iii) 46,693 shares directly held by him.

(7)	Includes (i) 45,629 shares Mr. Soderberg has the right to acquire pursuant to options exercisable currently or within 60 days after April 1, 2011; (ii) 2,484 shares of restricted stock awarded to him under the Company’s Stock Incentive Plans; and (iii) 13,833 shares directly held by him.

(8)	Includes (i) 45,629 shares Mr. Summers has the right to acquire pursuant to options exercisable currently or within 60 days after April 1, 2011; (ii) 2,484 shares of restricted stock awarded to him under the Company’s Stock Incentive Plans; and (iii) 24,411 shares directly held by him.

(9)	Includes (i) 30,517 shares Dr. Wisniewski has the right to acquire pursuant to options exercisable currently or within 60 days after April 1, 2011; (ii) 2,484 shares of restricted stock awarded to her under the Company’s Stock Incentive Plans; and (iii) 4,412 shares directly held by her.

(10)	Includes (i) 77,626 shares Mr. Mazza has the right to acquire pursuant to options exercisable currently or within 60 days after April 1, 2011; (ii) 1,530 shares of restricted stock awarded to him under the Company’s Stock Incentive Plans; (iii) 2,513 shares allocated to his account under the 401(k) Plan; and (iv) 14,869 shares directly held by him.

(11)	Includes (i) 68,614 shares Mr. Arellano has the right to acquire pursuant to options exercisable currently or within 60 days after April 1, 2011; (ii) 2,104 shares of restricted stock awarded to him under the Company’s Stock Incentive Plans; (iii) 2,392 shares allocated to his account under the 401(k) Plan; and (iv) 13,090 shares directly held by him.

(12)	Includes (i) 79,001 shares Ms. Bratton has the right to acquire pursuant to options exercisable currently or within 60 days after April 1, 2011; (ii) 1,273 shares of restricted stock awarded to her under the Company’s Stock Incentive Plans; (iii) 4,671 shares allocated to her account under the 401(k) Plan; and (iv) 65,785 shares directly held by her.

(13)	Ms. Graham was hired in December 2010 as Senior Vice President, Human Resources.

*	Less than 1%
Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, the Company’s directors and officers are required to report their beneficial ownership of the Common Stock and any changes in that beneficial ownership to the SEC and the NYSE. The Company believes that these filing requirements were satisfied by its directors and officers during 2010, except that due to a clerical error, Ms. Bratton was late in reporting the sale of shares in connection with the vesting of an award of restricted stock. In making the foregoing statement, the Company has relied on copies of the reporting forms received by it or on the written representations from such reporting persons.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview
The compensation programs for our senior level managers, which includes the Named Executive Officers, are designed to be consistent with our compensation philosophy. Our philosophy is to provide compensation that is competitive, encourages executives to act in the best interest of our stockholders, and strikes a proper balance between risk and our performance. Based upon this philosophy, we designed our compensation programs to include fixed cash and equity-based compensation at the targeted competitive market median rate and performance or “at risk” cash and equity-based compensation at above competitive market median rates if above competitive market median performance is achieved. We believe that paying above competitive market median compensation for above competitive market median performance is important in order to attract, retain and properly incentivize senior level management and should provide value to our stockholders through a higher level of stock price.
Our compensation programs are designed by our Compensation Committee in collaboration with management and input from an independent compensation consultant hired by the Compensation Committee, and approved by our Board. Our compensation programs consist of the following:
•	Base Salary

•	Annual Cash Incentives

•	Long-Term Equity Awards

•	Retirement and Change of Control Agreements

•	Other Personal Benefits
As illustrated in the graphs below, we believe that performance and equity-based compensation should increase as a percentage of total direct compensation as salary grade levels and responsibility increases. We target our Named Executive Officer’s total cash and direct compensation to be consistent with our competitive market. By following this philosophy, we believe we can attract and retain executives who have the appropriate skill set to carry out our strategic plans and attain both our short and long term financial and strategic goals.
The following graphs depict the mix of cash versus equity compensation as a percentage of total direct compensation granted to our Named Executive Officers during 2010 assuming maximum performance levels are achieved:
Consistent with our compensation philosophy, we believe that our compensation programs for senior level managers, including the Named Executive Officers, should have a significant amount of compensation that is “at risk,” which serves to better align the interests of management with those of our stockholders. To accomplish this, our compensation programs include both short and long-term performance incentive programs. Our long-term incentive programs cover a three-year performance period.
The following graph depicts total direct compensation received by our Named Executive Officers, who were employed at that time, versus the value granted for fiscal years 2007 to 2009, excluding retention equity awards, and illustrates the significant impact that our performance-based programs can have on the compensation levels of our Named Executive Officers. Fiscal years 2009 and 2010 were the last years of the three-year performance periods for our SALT Program performance-based long-term equity awards granted in 2007 and 2008. The performance metrics for the 2008 SALT Program awards were only achieved at 28% of target and 0% for the 2007 awards. Additionally, we currently expect to only achieve 25% of the 2009 performance metrics (in thousands):

Total Direct Compensation of Named Executive Officers
In 2010, our Board approved a new long-term incentive equity compensation program (“LTI Program”) for senior level managers, including our Named Executive Officers, which replaced existing long-term equity compensation plans. The objective of the LTI Program is to better align our compensation programs with stockholder interests and our competitive market, as well as to adopt a number of current best practices with regards to equity compensation programs. This includes increasing the percentage of performance and equity-based compensation as a percentage of total direct compensation; issuing equity performance-based compensation in performance shares; and tying equity performance-based awards to total stockholder return (“TSR”) relative to our peer group. See further discussion of our competitive market, including our peer group, under “Competitive Market Review” and the LTI Program under “Long-Term Equity Awards.” Additionally, in conjunction with his employment agreement renewal and based upon his performance and strategic accomplishments over the last four years, in 2010, our Board approved an increase to the award percentages under the Company’s annual cash and long-term equity award programs for our President & CEO Thomas J. Hook. These accomplishments include, among other things, developing and making significant progress towards implementing our long-term strategic plan, including transitioning the Company from being an innovative component manufacturer to being an innovative medical device company.
The following graphs depict the mix of time (or fixed) versus performance (or variable) based compensation as a percentage of total direct compensation granted to our Named Executive Officers during 2010 assuming maximum performance levels are achieved:
Other than as discussed, we do not believe the compensation for our Named Executive Officers in 2011 will change materially from 2010.
Compensation Committee Practices and Procedures
The Compensation Committee, in collaboration with management, is responsible for the design and administration of our compensation programs with appropriate approval and general oversight from the Board. This responsibility includes the determination of compensation levels and awards provided to the Named Executive Officers. The Compensation Committee directly engages Ernst & Young LLP to independently advise them on compensation matters and recommendations made by management. A representative of Ernst & Young was present in person or by telephone for all six meetings held by the Compensation Committee during 2010.

The Compensation Committee is also responsible for recommending to the Board for approval the performance and compensation adjustments for Mr. Hook, our President & Chief Executive Officer. For the remaining Named Executive Officers, Mr. Hook makes recommendations regarding performance and merit adjustments to the Compensation Committee for approval. Grants of equity-based compensation are recommended by management and approved by the Compensation Committee in accordance with approved long-term incentive programs established by the Compensation Committee with the assistance of Ernst & Young.
During 2010, Mr. Hook, Thomas J. Mazza, Senior Vice President & Chief Financial Officer, Barbara M. Davis, then Vice President of Human Resources and Timothy G. McEvoy, Vice President, General Counsel & Secretary, attended meetings of the Compensation Committee to provide counsel and assistance to the Compensation Committee. These executives were not present during executive sessions and when items pertaining to their individual compensation were discussed.
Competitive Market Review
When determining compensation levels and programs, the Compensation Committee compares our programs and performance against a peer group of companies. The peer group currently consists of fourteen publicly traded companies that are similar in size and operate in similar industries and with whom we may compete for executive talent. The Compensation Committee typically reevaluates the peer group every two to three years or sooner if an event, such as an acquisition, no longer makes the companies in the peer group comparable to our Company.
The companies comprising our compensation peer group, which was last updated in 2009, are:

Analogic Corporation	ResMed Inc.
CONMED Corporation	SonoSite, Inc.
CTS Corporation	Symmetry Medical, Inc.
Edwards Lifesciences Corp.	Thoratec Corporation
Integra LifeSciences Holdings Corp.	West Pharmaceutical
Merit Medical Systems, Inc.	Wright Medical Group, Inc.
Orthofix International	ZOLL Medical Corporation
In 2010, EV3, Inc. was removed from the peer group because it was acquired during that year.
We believe that this is an appropriate size for a peer group in order to get a representative sample of our market, yet keeping the size of the peer group at a manageable level for analysis purposes. We believe these companies (i) have relevant overlap with our industry, customers and products, (ii) are similar in size and (iii) have key metrics that are consistent with our growth strategy. The key metrics considered included revenue size and growth rate, return on equity, net income, earnings per share (“EPS”) growth, average gross margins and enterprise value.
Our 2010 compensation packages were based in part on a 2009 market study performed by Ernst & Young which utilized compensation peer group data supplemented by market survey data and adjusted for factors such as prior individual performance and expected future contributions, performance of our Company, internal equity within our Company and the degree of difficulty in replacing the individual. Prior to this, the last market study was performed in 2008. The 2009 market study, which provided base salary, total cash compensation and total direct compensation analysis, utilized proxy data of our peer group from 2006 to 2008 and survey data from the following sources:

Title	Publisher	Year
Executive Compensation Assessor	Economic Research Institute	2009
U.S. Executive Survey Report	Mercer HR Consulting	2008
Top Management Compensation	Watson Wyatt Data Services	2008-2009
The proxy and survey data were trended to 2010 levels based upon an annual increase factor of 2.9% as obtained from a WorldatWork survey. In determining recommended compensation levels, the Ernst & Young analysis also utilized various analytical tools, including total remuneration analysis and tally sheets, which provide a summary of the total compensation (cash, equity, benefits and perquisites) provided to the Named Executive Officers, as well as the impact of the Company’s performance on compensation. In 2008, internal pay equity analysis and equity wealth accumulation and sensitivity analysis were also performed. The Compensation Committee has determined that, absent a meaningful change in circumstances, these tools should be utilized on a periodic, as opposed to an annual, basis. In making final compensation decisions, the Compensation Committee considers all of these analyses.
The Compensation Committee sets the performance goals for annual cash incentives and long-term equity programs based upon the current year and long-range plan of our Company. Our current year and long-range plan takes into consideration the performance of our largest customers supplemented by performance information of our peer group, as well as relevant market indices. We believe the performance of our largest customers should be considered since they account for a large percentage of our sales. The market indices considered include the revenue growth rates of our largest markets (Cardiac Rhythm Management, Vascular Access, Orthopaedic and Energy (as a proxy for our Electrochem Solutions segment)).

Base Salary
We provide our senior level managers with a fixed level of cash compensation in the form of base salary that is consistent with their skill level, experience, knowledge, length of service with our Company and the level of responsibility and complexity of their position. The target salary for our senior level managers is based in part on the competitive market median of our compensation peer group, supplemented by published survey data. Our general practice is to be within 90% to 110% of the competitive market median. In addition to the factors listed above, actual base salaries may differ from the competitive market median target as a result of various other factors including prior individual performance and expected future contributions, performance of our Company, internal pay equity within our Company and the degree of difficulty in replacing the individual. Any such differences are approved by the Compensation Committee and in the case of Mr. Hook, by the Board. The base salaries of our Named Executive Officers are reviewed by the Compensation Committee on an annual basis, as well as at the time of promotion or significant changes in responsibility. We expect the base salaries of our Named Executive Officers to generally increase in-line with any increases to the median competitive market rates. The base salaries for our Named Executive Officers were as follows:

				2010 Base
				Salary as a %
	2008	2009	2010	of Competitive	2011
	Base Salary	Base Salary	Base Salary	Market Median	Base Salary
Thomas J. Hook	$475,000	$491,600	$525,000	105%	$546,000
Thomas J. Mazza	262,200	271,500	290,000	97%	301,600
Mauricio Arellano	248,800	267,500	285,000	98%	325,000	(2)
Susan M. Bratton	241,700	250,200	265,000	91%	275,600
Michelle Graham(1)	NA	NA	250,000	86%	250,000
Susan H. Campbell (3)	248,800	267,500	280,000	96%	NA

(1)	Ms. Graham was hired in December 2010 as Senior Vice President, Human Resources upon the retirement of Ms. Davis.

(2)	Includes a promotional increase.

(3)	Ms. Campbell’s employment with the Company ended in September 2010 due to her unexpected passing.
2010 base salaries were based in part upon the compensation study performed by Ernst & Young as discussed above. Additionally, these salaries reflect the accomplishments of our Named Executive Officers during 2009, which included the successful consolidation of five facilities; conversion of four facilities onto the Oracle ERP system; 7% increase in CRM and Neuromodulation revenue; achievement of our 12% adjusted operating margin goal; deepening customer relationships; and furthering the Company’s technology initiatives, including the development of “system” level products for our customers. In addition to these accomplishments, the increase for Mr. Hook took into consideration and was determined in conjunction with the negotiations of his new employment agreement in April 2010.
For 2011, base salaries for the Named Executive Officers, except Mauricio Arellano and Michelle Graham, were increased by 4%. We believe this reflects the solid performance of our Company over the past year and is a reasonable market increase for companies with similar performance to ours. The salary increase provided to Mr. Arellano for 2011 took into consideration his promotion to President of our Greatbatch Medical segment.
Annual Cash Incentives
Overview. The payment of annual cash incentives for senior level managers, including our Named Executive Officers, is formula-based and is governed by our Short-Term Incentive Compensation Program (“STIC Program”). The objective of the STIC Program is to provide a target level of cash compensation that is based upon the achievement of internal performance metrics with the opportunity for above median compensation for above median performance.
STIC Program awards for the Named Executive Officers are based upon Company-wide performance goals. For other senior level managers, STIC Program awards are primarily based upon a combination of the achievement of Business Unit goals and Company-wide performance goals ranging from 0% to 100%. As a result, this component of compensation can vary from year to year.
STIC Program awards are calculated based upon the following formulas:
Total Available Award (TAA) = (Base Salary x Individual STIC %) x STIC Funding %
Actual Award = ((TAA x 75%) x Individual Performance %) + (TAA x 25%)
An associate’s Individual Performance % impacts 75% of the STIC Program award. The Named Executive Officers Individual Performance % is based upon the overall Company performance metrics (same as STIC Funding %). For senior level managers other than the Named Executive Officers, the Individual Performance % is based upon the performance of the respective employee’s Business Unit. In general, we believe that the higher the salary grade of an employee, the more the Individual Performance % should be based upon the performance of the overall Company. The remaining 25% of the STIC Program award is based upon the STIC Funding %.

STIC Funding %. Overall funding of the STIC Program is based upon a Company performance measure as recommended by the Compensation Committee and approved by the Board at its first meeting each year. Funding of the STIC Program is calculated in accordance with the following scale:

Achievement of Performance Measure	Funding %
Less than Threshold	0%
Threshold — 100%	50% - 100%
100% — Maximum	100% - 200%
For 2008 and 2009, the STIC Program funding performance measure was adjusted EPS. Adjusted EPS was selected because of its direct correlation with the interests of our stockholders. In establishing this measure, the Compensation Committee considered the respective year’s budget, three-year compound annual growth rate, and how that growth rate compared to our competitive market. Achievement at the 100% target level was deemed to be a “realistic” goal and any amount greater than the target was believed to be a “stretch” goal. For 2008 and 2009, the STIC Program was funded as follows:

	2008	2009
Adjusted EPS Threshold/Target/Maximum	$1.09/$1.46/$1.94	$1.26/$1.68/$2.23
Adjusted EPS Actual	$1.49	$1.52
STIC Funding %	106%	81%
For 2010, the STIC Program funding percentage was based upon two internal financial metrics, total revenue (40%) and adjusted operating income (60%), which are measured independently from each other. Thus, if one metric is not achieved, a portion of the STIC Program may still be funded if the second metric is achieved. The Compensation Committee principally made this change to provide performance metrics that are more controllable by the broad group of managers to which the STIC Program applies. The Compensation Committee also believes that these metrics are more aligned with the Company’s strategic objective of growing revenue and profitability. Achieving a STIC funding percentage of 100% is expected to be more difficult under the new program given that there are two metrics to be achieved.
For 2010, the STIC Program was funded as follows:

	2010
	Revenue (40%)	Adjusted OI (60%)
Threshold/Target/Maximum	$520M/$550M/$580M	$59M/$71M/$83M
Actual	$533.4M	$64.9M
Actual % of Target Achieved	72.3%	74.8%
Weighted Average STIC Funding %	73.8%
Adjusted amounts differ from those calculated under generally accepted accounting principles (“GAAP”) primarily as a result of the exclusion of: (i) acquisition-related charges, (ii) facility consolidation, manufacturing transfer and system integration charges, (iii) asset write-down and disposition charges, (iv) severance charges in connection with corporate realignments or a general reduction in force (v) litigation charges and gains, (vi) the impact of non-cash charges to interest expense due to the accounting change governing convertible debt, (vii) unusual or infrequently occurring items and (viii) the income tax (benefit) related to these adjustments, all of which were not included in the original STIC target measures. All of these adjustments were reviewed and approved by the Compensation Committee. See “Strategic and Financial Overview” in Item 7 of our 2010 Form 10-K for a reconciliation of adjusted amounts to GAAP.
Individual STIC %. Individual cash incentives are calculated by multiplying the funding percentage by the individual’s target payout. The individual target payout was determined by the Compensation Committee in order to provide targeted total cash compensation (base salary + cash incentive) at the median of our competitive market. The target payout as a percentage of base salary for our Named Executive Officers is as follows:

	2008	2009	2010		2011
President & CEO	80%	80%	85	%(1)	85%
CFO	70%	70%	70%		70%
Mauricio Arellano	65%	65%	65%		70	%(1)
Susan M. Bratton	65%	65%	65%		65%
Michelle Graham(2)	NA	NA	NA		65%
Susan H. Campbell(3)	65%	65%	65%		NA

(1)	Includes a promotional increase.

(2)	Ms. Graham was hired in December 2010 as Senior Vice President, Human Resources upon the retirement of Ms. Davis.

(3)	Ms. Campbell’s employment with the Company ended in September 2010 due to her unexpected passing.
Illustrative Computation of 2010 STIC Award for Thomas J. Hook:
TAA = (Base Salary ($525,000) x Individual STIC % (85%)) x STIC Funding % (73.8%) = $329,288

The STIC Program for our Named Executive Officers was approved by our stockholders in 2007 and meets the requirements for an income tax deduction under IRC §162(m). Under IRC §162(m), a limitation is placed on the tax deductibility of compensation to certain executives of a publicly-held corporation that exceeds $1,000,000 in any taxable year, unless the compensation meets certain requirements. Currently, our STIC Program is designed to meet these requirements. Historically, our deductions for executive compensation were not limited by IRC §162(m), except in isolated circumstances.
For 2011, the weighting of the STIC Program metrics were changed so that funding is based 75% (vs. 60%) on adjusted operating income and 25% (vs. 40%) on total revenue. This change was made to put more emphasis on profitable growth and as the adjusted operating income metric is believed to be more directly controlled by management.
Long-Term Equity Awards
Overview. In addition to cash incentives, we also compensate senior level managers, including our Named Executive Officers, with long-term equity awards. These awards are designed to align management’s performance with the interests of our stockholders. Additionally, they are used as a recruiting and retention tool. Historically, we granted equity awards under various existing equity compensation plans, including the following: (i) the 1997 Stock Option Plan; (ii) the 1998 Stock Option Plan; (iii) the 2002 Restricted Stock Plan; (iv) the 2005 Stock Incentive Plan; and (v) the 2009 Stock Incentive Plan. The 1997 Stock Option Plan, the 1998 Stock Option Plan, and the 2002 Restricted Stock Plan have all been frozen for new stock award issuances.
Currently, there are not enough shares available under our stock incentive plans to completely fund our 2011 long-term equity award programs. Accordingly, a proposal has been submitted to stockholders in this proxy statement to approve the 2011 Stock Incentive Plan which allows for the grant of 1,000,000 stock-based awards. The 2011 Plan was designed by the Compensation Committee, with the assistance of management and reviewed by Ernst & Young. In determining the amount of shares under this plan, we considered the historical burn-rate of the Company’s equity compensation plans, the potential dilution and shareholder value transfer as a result of this plan and the one-year and three-year TSR of the Company. These metrics were compared to our industry and peer group and are often used by institutional investors when analyzing our plans.
Our equity-based compensation plans and awards are designed and administered by the Compensation Committee in collaboration with management and subject to the approval of our Board. Historically, we have granted employees equity-based compensation in the form of non-qualified and incentive stock options, restricted stock and restricted stock units. The LTI Program awards are granted in December of every year. The Board typically meets five times per year based upon a schedule determined several months in advance. Accordingly, the proximity of any awards to earnings announcements or the release of material non-public information would be coincidental. All stock options are issued with strike prices that are equal to the value of our closing stock price on the grant date.
Except as described in the “Employment Agreement” and “Retirement and Change of Control Agreements” sections, all unvested equity awards expire upon termination of employment. Upon termination of employment, other than for cause, all vested stock-based awards expire at various times following the event, up to ninety days, based upon the reason for termination and the terms of the equity plan they were awarded from. Upon termination for cause, all outstanding stock-based awards expire immediately.
Upon termination of employment due to death or disability, all vested stock-based awards expire at various times following the event, up to one year, based upon the terms of the equity plan they were awarded from. Upon termination of employment due to death or disability, the Compensation Committee has discretion on whether or not to vest all unvested stock-based awards. Upon the death of Ms. Campbell in September 2010, the Compensation Committee vested all time-based equity awards and a pro rata share of her unvested performance-based equity awards based upon the expected vesting percentages of those awards at the time of her passing. This decision was made taking into consideration Ms Campbell’s seven years of service to the Company, her accomplishments and contributions to the Company during that time as well as to reduce the hardship of her passing on her family.
In the event of a change of control, all unvested equity awards immediately vest, unless determined otherwise by the Compensation Committee. See further discussion regarding change of control benefits in the “Change of Control Agreements” section.
We believe that majority of our compensation expense arising from stock options granted under the 2005 and 2009 Stock Incentive Plans is deductible for tax purposes and not limited by IRC §162(m). Our deductions for time-based restricted stock and restricted stock units may be limited in the future under IRC §162(m) primarily due to the timing of vesting. The Compensation Committee considers the potential non-deductibility of stock incentive awards under IRC §162(m) when setting award levels. The Compensation Committee believes that our equity programs are properly designed for the retention and incentivizing of senior management, which is in the best interest of stockholders even if IRC §162(m) limits are periodically exceeded and the tax deductions are limited.

In 2010, the Board approved the LTI Program for senior level managers, including our Named Executive Officers, which replaced the Long-Term Incentive Award Program (“LTIP Program”) and Supplemental Annual Long-Term Incentive Award Program (“SALT Program”). The LTI Program has both a time and performance based component similar to the LTIP and SALT Programs and includes a number of current “best” practices with regards to equity compensation programs. In reviewing potential redesign, we looked at both qualitative and quantitative data from our peer group as well as other survey sources including a market study performed by Fred W. Cook & Co. of the 250 largest U.S. companies in the S&P 500, James F. Reda & Associates on the 191 largest companies in the S&P 500, the Corporate Executive Board (2007), and Equilar, Inc. on Fortune 250 companies (2009), among others. See further discussion under the “LTI Program” section.
In addition to the LTI Program awards, all managers and above are eligible for equity award grants at the time of hire, upon promotion and for special recognition or significant changes in responsibility. Equity awards issued for recognition or newly hired or newly promoted employees are typically granted at the next scheduled Board meeting following the event date.
LTI Program. The LTI Program includes both a time and performance based award. The objective of the time-based portion of the LTI Program is to provide total direct compensation, when combined with the executive’s base salary and STIC Program award at target, at the 25th to 35th percentile of our competitive market. The objective of the performance-based portion of the LTI Program is to provide a supplemental award that targets total direct compensation at the 60th percentile of our competitive market and the 75th percentile if the maximum performance level is achieved.
The Maximum Award that can be earned under the LTI Program is expressed as a percentage of the Named Executive Officers’ salary as follows:

	2010	2011
President & CEO	430%	430%
CFO	260%	260%
Mauricio Arellano	230%	260	%(1)
Susan M. Bratton	230%	230%
Michelle Graham(2)	NA	230%
Susan H. Campbell(3)	230%	NA

(1)	Includes a promotional increase.

(2)	Ms. Graham was hired in December 2010 as Senior Vice President, Human Resources upon the retirement of Ms. Davis.

(3)	Ms. Campbell’s employment with the Company ended in September 2010 due to her unexpected passing.
The time-based portion of the 2010 LTI Program awards, which was granted one-half in non-qualified stock options and one-half in restricted stock units, was determined based upon the following formula:
Maximum Time Award (MTA) = (Base Salary x Individual Maximum Award %) x 25%
Non-Qualified Stock Option Grant = (MTA x 1/2) ÷ Grant Date Black-Scholes Value (1)
Restricted Stock Unit Grant = (MTA x 1/2) ÷ Grant Date Closing Stock Price

(1)	We utilize the Black-Scholes option pricing model to estimate the fair value of stock options granted for financial statement reporting purposes as allowed under GAAP. See Note 8 of the Notes to the Consolidated Financial Statements contained in Item 8 of our 2009 Form 10-K for further explanation of the assumptions and methodology for determining the fair value of stock options granted.
The time-based portion of the LTI Program awards vest in three equal annual installments on the last day of each fiscal year, beginning in the year of grant. Beginning in 2011, the time-based portion of the LTI Program awards will be issued in stock options only. This decision was made in order to provide more of a balance between the amount of stock options and full-value awards provided to senior management and to better align their interests with those of shareholders. The maximum performance-based portion of the LTI Program awards, which is granted 100% in restricted stock units, will be determined based upon the following formula:
Maximum Performance Award (MPA) = (Base Salary x Individual Maximum Award %) x 75%
Restricted Stock Unit Grant = MPA ÷ Grant Date Closing Stock Price
The performance metric for these awards is TSR relative to our peer group for a three-year performance period. Relative TSR was selected as that was the metric the Compensation Committee believed most closely aligns the interests of management with those of stockholders without incentivizing excess risk taking and is a key indicator of value creation for investors. LTI performance awards will vest at the end of the three-year performance period as follows:

TSR Performance Rank	Vesting Amount

25th Percentile	5.3% of MPA (Threshold Shares)

25th Percentile — 75th Percentile	Linear calculation between Threshold and Maximum Shares

75th Percentile and above	100% of MPA (Maximum Shares)

Illustrative Computation of 2010 LTI Program Award for Thomas J. Hook:
Maximum Time Award (MTA) = ($525,000 x 430%) x 25% = $564,375
Non-Qualified Stock Option Grant = ($564,325 x 1/2) ÷ $8.218 = 34,337 stock options
Restricted Stock Unit Grant = (($564,325 x 1/2) ÷ $20.84 = 13,540 restricted stock units
Maximum Performance Award (MPA) = (($525,000 x 430%) x 75% = $1,693,125
Restricted Stock Unit Grant = $1,693,125 ÷ $20.84 = 81,244 restricted stock units
Threshold Performance Award (TPA) = (($525,000 x 430%) x 4% = $90,300
Restricted Stock Unit Grant = $90,300 ÷ $20.84 = 4,333 restricted stock units
LTIP Program. Prior to 2010, the LTIP Program provided our senior level managers, including our Named Executive Officers, a fixed level of equity-based compensation at the median of our competitive market. The LTIP Program awards were granted in the form of one-half non-qualified stock options and one-half restricted stock units. The target grant of LTIP Program equity awards as a percentage of base salary for our Named Executive Officers who were employed by us at that time is as follows:

	2008	2009
President & CEO	150%	150%
CFO	80%	80%
Other Named Executive Officers	70%	70%
The LTIP Program stock option awards vest over four years, 25% at the end of each year, including the year of grant. The LTIP Program restricted stock unit awards vest 50% at the end of the second year, including the year of grant and 25% at the end of the third and fourth years.
SALT Program. Prior to 2010, the SALT Program provided our senior level managers with a supplemental award that targeted total direct compensation up to the 75th percentile of our competitive market if 75th percentile performance goals, set at the beginning of the period, are met. The SALT Program awards were granted in the form of non-qualified stock options. The SALT Program equity awards expressed as a percentage of base salary for our Named Executive Officers who were employed by us at that time is as follows:

	2008	2009
President & CEO	175%	175%
CFO	85%	85%
Other Named Executive Officers	70%	70%
The Compensation Committee set the performance goals for SALT Program awards based upon our long-range financial plan. These performance targets were set with the intent that they would represent stretch goals and would result in upper quartile performance relative to our customers and peers. Achievement of these targets was believed to be a challenging goal. Additionally, even if the targets are achieved they continue to incentivize management since the award were in the form of stock options. The only way an employee receives value from a stock option is if the Company’s stock price, which is heavily dependent on the performance of our Company, remains above the options’ exercise price. Thus, stock options align the goals of management with those of our stockholders.
The SALT Program performance measures are subject to adjustment based upon acquisitions, as well as unusual or extraordinary items that were not contemplated when the performance measures were set. The Compensation Committee approves all adjustments. The adjustments for acquisitions are based upon the projections for the respective acquisition at the time the transaction was approved by the Board. We believe these adjustments provide incentive for senior level managers to ensure acquisitions are successful.
Fiscal year 2010 was the final performance year for the 2008 SALT Program award. During the three year period from 2008 to 2010, we earned cumulative revenues of $1.6 billion, cumulative adjusted operating income of $186 million and cumulative adjusted cash flow provided by operations of $243 million. This compares to the 2008 grant metrics of $1.8 billion, $222 million and $211 million, respectively. Under the SALT Program, each metric is tracked independently and achievement of one or more metric allows for the pro rata vesting of the award depending on how many of the metrics are achieved and the lowest percentage achievement of the metric(s) not achieved. For example, if two of the performance goals are met and the third metric was only 90% of the target, then 2/3 of the award multiplied by 90% will vest. Similarly, if only one of the performance goals is met and the lowest percentage achieved of the other two metrics was 80% of the target, then 1/3 of the award multiplied by 80% will vest. Thus, in 2011 our Board approved the vesting of 28% of the 2008 SALT Program award as only one metric was achieved and the lowest percentage achieved of the other two metrics was 84%.

Adjusted amounts differ from those calculated under generally accepted accounting principles (“GAAP”) primarily as a result of the exclusion of: (i) acquisition-related charges, (ii) facility consolidation, manufacturing transfer and system integration charges, (iii) asset write-down and disposition charges, (iv) severance charges in connection with corporate realignments or a general reduction in force (v) litigation charges and gains, (vi) the impact of non-cash charges to interest expense due to the accounting change governing convertible debt, (vii) unusual or infrequently occurring items and (viii) the income tax (benefit) related to these adjustments, all of which were not included in the original STIC target measures. All of these adjustments were reviewed and approved by the Compensation Committee. See “Strategic and Financial Overview” in Item 7 of our 2010 Form 10-K for a reconciliation of adjusted amounts to GAAP.
Other Equity-Based Compensation. In addition to the LTI Program, senior level managers may receive additional equity-based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility. These awards are used as a recruiting and retention tool. Historically, these grants were made in the form of incentive stock options or restricted stock and were typically granted as a percentage of the respective employee’s base salary. The amount of incentive stock options granted that become exercisable in any one year by an individual employee is subject to the $100,000 limit imposed by IRC §422(d). Beginning in 2007, these awards were made in the form of non-qualified stock options and/or restricted stock. Also during 2007, the Company’s executive officers, except for the President and CEO who received a similar type grant upon his promotion in 2006, received a one-time restricted stock grant equal to 100% of their base salary. This grant served as an additional retention tool for the executive officers as they vested over four years (50% at the end of the second year and 25% at the end of the third and fourth years), with the last tranche vesting in 2010.
Share Ownership and Holding Period Guidelines
In order to better align the interests of our senior level managers with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation Committee designed and the Board approved stock ownership guidelines. These guidelines require non-employee directors to own at least $90,000 in shares of the Company. The ownership requirement for our Named Executive Officers is calculated as a multiple of base salary as follows:

Multiple of Base Salary
President & CEO	5.0x
CFO	3.0x
Other Named Executive Officers	3.0x
For purposes of measuring compliance with these guidelines, shares owned directly or indirectly by the participant or his or her immediate family members, as well as restricted stock and restricted stock units issued and held as part of a participant’s long-term compensation awards, whether vested or unvested, are considered “owned.” Compliance with these guidelines is required within five years of becoming subject to the policy and meaningful progress must be made and is monitored throughout that time period. Currently, all Named Executive Officers and directors are in compliance with these ownership guidelines.
The ownership guidelines also contain a holding period requirement for equity-based awards. Non-employee directors are expected to hold all equity-based awards, net of applicable taxes, until their tenure as a Board member has ended. Senior level managers are required to hold exercised stock options and vested restricted stock/units, net of applicable taxes, for one year following the exercise or vesting. For purposes of these guidelines, a 50% tax rate is assumed.
Retirement and Change of Control Agreements
Overview. We believe that it is in the best interest of our Company and stockholders to have the unbiased dedication of our senior level managers, without the distraction of personal uncertainties such as retirement or a change of control. We have designed our retirement and other post-employment benefit programs to reduce such distraction. We believe that our programs allow for a smooth transition in the event of retirement or a change of control without providing “windfall” benefits. We also believe that these benefits are competitive with those of other comparable companies.
The components of our retirement and post-employment benefits program are as follows:
•	Executive Retirement Guidelines
•	401(k) Plan
•	Change of Control Agreements
We do not offer our U.S. based employees defined benefit pension, post-retirement or deferred compensation benefits as these plans are more expensive to administer in comparison to the programs that we do offer. When designing our retirement and other post-employment benefit programs we consider IRC §409A and continue to evaluate our programs in light of the guidance issued under that rule.

We currently do not have a formal severance plan for our employees. In the past, we have provided post-employment severance benefits to our employees who are terminated in connection with a reduction-in-force or corporate reorganization. Generally, these benefit amounts are based upon length of service and position level with the Company. Severance payments are at the discretion of management.
Executive Retirement Guidelines. Senior managers who are at least 59 1/2 with a combination of age and length of service equal to at least 69 1/2 are eligible to receive certain benefits under our Executive Retirement Guidelines. These guidelines have been approved by our Board and allow for the following:
•	accelerated vesting of all outstanding time-based stock incentive awards;
•	discretionary vesting of all outstanding performance-based stock incentive awards; and
•	a discretionary extension of the time eligible to exercise outstanding stock options.
In exchange for these benefits, the executives are required to sign a two-year non-compete agreement. In order to be considered for these benefits, executives must submit a voluntary retirement request form at least one year prior to their anticipated retirement date and facilitate the transition of their responsibilities to their successor. All requests for retirement and benefits under our Executive Retirement Guidelines by Named Executive Officers are reviewed and approved by our Board.
401(k) Plan. Nearly all of our U.S. based employees are eligible to participate in our defined contribution 401(k) Plan. This plan provides for the deferral of employee compensation up to the maximum IRC limit and a discretionary Company match. From 2008 to 2010, this match was $0.35 per dollar of participant deferral, up to 6% of the base salary for each participant.
In addition to the discretionary contributions described above, U.S. based employees are eligible to receive an additional discretionary contribution of up to 5% of their base salary to the 401(k) Plan. This discretionary contribution is made in the form of Common Stock and is subject to certain IRC limits. No contributions were made in 2010 or 2009 as a result of our Company not achieving its performance targets for those years. The full 5% award was received by employees in 2008.
Each year we perform standard year-end coverage, nondiscrimination and compliance testing on our 401(k) Plan to ensure compliance with applicable Internal Revenue Service rules and regulations. In the event the plan does not meet the nondiscrimination requirements, a prorated portion of the contributions made by “highly compensated” employees will be returned to the respective employee in order to ensure compliance.
Participants immediately vest in their own contributions and earnings, and in the matching and stock contributions to the 401(k) Plan.
Change of Control Agreements. We have entered into change of control agreements with certain key employees including our Named Executive Officers. These agreements provide for continued employment with the same base salary, annual cash incentive and benefits for two years following a change of control. If the employee is terminated after the change of control, other than for death, disability or cause, or the executive terminates the agreement for good reason, then the executive will be entitled to certain benefits.
The most significant components of those benefits are as follows:
•	two times annual salary;
•	two times the greater of i) average bonus for the three year period prior to the date of termination or ii) current year STIC at the target level;
•	two times the Company’s 5% discretionary contributions to the Company’s 401(k) Plan;
•	$25,000 for outplacement services;
•	continued coverage under the Company’s medical and other benefit plans (i.e. education assistance, financial planning) for a period of two years; and
•	all unvested equity awards immediately vest except SALT Program awards.
Our change of control agreements provide that an executive is entitled to an excise tax gross-up payment to the extent the change of control parachute payment exceeds 110% of the safe harbor threshold. Conversely, an executive is not entitled to a gross-up if the present value of payments does not exceed 110% of the safe harbor threshold. Instead, the payments due to these executives would be reduced to the maximum that could be paid so that the value of the payment would not exceed the safe harbor threshold.

Based upon the hypothetical termination date of December 31, 2010, the change of control termination benefits for our Named Executive Officers would be as follows:

		Acceleration
		of Stock-					Tax Gross-
	Salary &	Based	Continuance	401(k)	Outplacement		Up/Modified
	Bonus	Awards(1)	of Benefits(2)	Plan	Services	Severance	Cut-Back	Total

Thomas J. Hook	$1,942,500	$1,606,301	$415,683	$10,290	$25,000	$3,464,100	$2,628,887	$10,092,761
Thomas J. Mazza	986,000	850,903	201,519	10,290	25,000	—	714,981	2,788,693
Mauricio Arellano	940,500	756,062	179,323	—	25,000	—	662,538	2,563,423
Susan M. Bratton	885,871	688,562	184,300	10,290	25,000	—	(47,675)	1,746,348
Michelle Graham	875,000	459,309	168,816	10,290	25,000	—	—	1,538,415

(1)	Based upon our closing stock price of $24.15 per share as of December 31, 2010 (the last day of our fiscal year).

(2)	Includes the continuation of all benefits described in the Other Personal Benefits section below for a period of two years.
In exchange for the above, the terminated executive is required to sign a 36-month confidentiality agreement. In designing these agreements, we considered IRC §280G. IRC §280G denies a tax deduction for any and all excess parachute payments for corporations undergoing a change of control. In addition, the individual recipient of such payment must pay a 20% excise tax on the amount of the payment. IRC §280G provides a safe harbor from this excise tax if the present value of any parachute payments under a change of control does not exceed certain thresholds as defined in the IRC.
Other Personal Benefits
In addition to the elements of compensation discussed above, we also provide senior level managers with various other benefits as follows:
•	Education Assistance
•	Life Insurance
•	Long-Term Disability
•	Executive Financial Planning
•	Executive Physical
We provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives. These benefits also reduce the amount of time and attention that senior level managers must spend on personal matters and allow them to dedicate more time to our Company. We believe that these benefits are in-line with the market, are reasonable in nature, are not excessive and are in the best interest of our Company and its stockholders.
Education Assistance. All employees and their dependents are eligible to participate in our Education Assistance Program. This program is provided to support our innovation and commitment to continuous improvement. We believe that education will support the development of our employees for new positions and enhance their contributions to the achievement of our strategic goals. This program was pioneered by our founder, Wilson Greatbatch, who believed as we do that “education is always worth more than it costs in time, money and effort.”
Under our Education Assistance Program we reimburse tuition, textbooks and laboratory fees for all of our employees and their dependents. All full-time employees are eligible for 100% reimbursement upon the successful completion of job related courses or degree program. The dependent children benefit relates to post-secondary education and vests on a straight-line basis over ten years. For employees hired after January 1, 2003, the maximum amount of dependent children reimbursable tuition is the cost of tuition at the recognized local state university. For employees hired prior to January 1, 2003 and for all of the Named Executive Officers, there is no maximum limit for dependent children reimbursement. Minimum academic achievement is required in order to receive reimbursement under all Education Assistance Programs. In 2010, only Mr. Hook received benefits under this program.
Life Insurance. Our executive officers receive term life insurance paid by the Company equal to $5 million for the President & CEO and $1 million for other executive officers. Additionally, the Company reimburses the executive officers for any additional tax burden resulting from this benefit. We believe this benefit is consistent with and will allow us to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives.
Long-Term Disability. Our executive officers receive long-term disability insurance paid by the Company equal to 60% of salary plus STIC at the target level, with no cap. Additionally, the Company reimburses the executive officers for any additional tax burden resulting from this benefit. We believe this benefit is consistent with and will allow us to remain competitive with the market and believe that these benefits help us to attract and retain qualified executives.

Executive Financial Planning. Senior level managers are eligible for reimbursement of financial planning services. Reimbursement is approved for dollar amounts up to $5,000 in the first year of the program and up to $2,500 in all other years ($3,000 for the President & CEO). Qualified expenses include income tax preparation, estate planning and investment planning, among others.
Executive Physicals. We provide senior level managers with annual physicals. We cover 100% of the cost of this program. This program was developed to promote the physical well being and health of our senior level managers. We believe this program is in the best long-term interest of our stockholders.
Other Benefits. Senior level managers also participate in other benefit plans that we fully or partially subsidize. Their participation is on the same terms as other employees of the Company. Some of the more significant of these benefits include medical, dental and vision insurance, as well as relocation reimbursement and vacation.
Employment Agreements
In April 2010, the Company entered into an employment agreement with Mr. Hook in order to secure his continuing services as President & Chief Executive Officer. In addition to the benefits discussed in this section, the agreement provides for the following:
•	Term extends through January 7, 2013 and automatically renews for one year upon consent by Mr. Hook and the Compensation Committee, which must be given one year prior to the expiration date;
•	Grant of 50,000 shares of non-qualified stock options and 25,000 shares of restricted stock, which vest 25% on January 3, 2011, 25% on January 2, 2012 and 50% on January 2, 2013;
•	In the event of death or disability — i) salary and benefits (only health insurance in the event of death) continuation through the term of the employment agreement or one year whichever is longer; and ii) immediate vesting of all non-vested equity awards, except SALT Program awards, including performance awards granted in 2010 or later, which may be reduced by up to 50% at the discretion of the Compensation Committee;
•	In the event of termination without cause or with good reason as defined in the agreement — i) one year salary; ii) severance payment equal to $3 million plus 85% of base salary; and iii) immediate vesting of all equity awards, except SALT Program awards and performance-awards granted in 2010 or later;
•	Right to exercise vested options upon termination is extended to twelve months; and
•	Unless Mr. Hook is terminated without cause, he will be subject to a non-compete agreement during the term of the employment agreement and 24 months from the date of last payment under the contract.
The following table presents the benefits that would be received by Mr. Hook under his new employment agreement in the event of a hypothetical termination as of December 31, 2010 as follows:

		Acceleration of
		Stock-Based	Continuance of
	Salary	Awards(1)	Benefits(2)	Severance	Total

Permanent Disability	$1,050,000	$3,568,344	$415,683	$—	$5,034,027
Death	1,050,000	3,568,344	28,757	—	4,647,101
Termination Without Cause	525,000	1,606,301	—	3,446,250	5,577,551
Termination With Good Reason	525,000	1,606,301	—	3,446,250	5,577,551
Termination for Cause	—	—	—	—	—
Termination Without Good Reason	—	—	—	—	—
Retirement	—	1,606,301	—	—	1,606,301

(1)	Based upon our closing stock price of $24.15 per share as of December 31, 2010 (the last day of our fiscal year).

(2)	Includes the continuation of all benefits described in the Other Personal Benefits section below.
No other Named Executive Officer has an employment agreement with the Company.
In December 2010, the Company hired Michelle Graham as Senior Vice President, Human Resources. In addition to the benefits discussed in this section, her offer letter provided that in the event that the Company terminates her employment for any reason other than cause, as defined in the offer letter, Ms. Graham is entitled to salary, health and medical benefit continuation for a period of one year following the date of termination. In the event of a hypothetical termination by the Company for any reason other than cause as of December 31, 2010, Ms. Graham would be entitled to a payment of approximately $280,000.

Compensation and Organization Committee Report
The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis section appearing in this document with management and based upon this review and discussion recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Respectively submitted,

Pamela G. Bailey
Michael Dinkins
Peter H. Soderberg (Chair)
William B. Summers, Jr.
Compensation Risk Analysis
The preceding CD&A generally describes our compensation policies, plans and practices that are applicable for executives and senior managers of the Company. The Company uses a combination of fixed and variable and short and long term compensation programs across all of its Business Units, with a significant focus on corporate and business financial performance as generally described in this Proxy Statement. The Company does not believe that risks arising from its compensation policies, plans or practices are reasonably likely to have a material adverse effect on the Company.
COMPENSATION TABLES
Summary Compensation Table
The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for fiscal years 2010, 2009 and 2008. During 2010, we entered into a new employment agreement with Mr. Hook, which included a one-time grant of stock options and restricted stock. See the “Employment Agreements” section of the CD&A for further discussion. Total cash compensation, which includes salary and non-equity incentive plan compensation under our STIC Program, is based on individual performance as well as on the overall performance of the Company as more fully described in the “Base Salary” and “Annual Cash Incentives” sections of the CD&A. Generally, the emphasis that is placed on stock-based compensation increases as the level of responsibility of the individual employee increases. During 2010, the Company adopted the LTI Program which replaced the LTIP and SALT Programs. See the “Long-Term Equity Awards” section of the CD&A for further discussion.

						Non-Equity
						Incentive
Name and Principal				Stock	Option	Plan	All Other
Position	Year	Salary(1)	Bonus(2)	Awards(3)	Awards(4)	Comp.(5)	Comp.(7)	Total
Thomas J. Hook	2010	$525,000	$—	$1,991,212	$708,681	$329,288	$106,362	$3,660,543
President &	2009	491,600	—	356,245	904,167	318,557	143,120	2,213,689
Chief Executive Officer	2008	475,000	—	363,829	1,195,082	431,278	50,778	2,515,967

Thomas J. Mazza	2010	290,000	—	486,611	94,244	149,794	28,443	1,049,092
Senior Vice President &	2009	271,500	—	104,873	251,779	153,941	83,628	865,721
Chief Financial Officer	2008	262,200	—	107,105	329,965	208,307	91,019	998,596

Mauricio Arellano	2010	285,000	—	423,033	81,933	136,396	28,303	954,665
President,	2009	267,500	—	87,071	201,878	140,839	37,809	735,097
Greatbatch Medical	2008	248,800	—	88,918	263,054	183,543	30,864	815,179

Susan M. Bratton	2010	265,000	—	393,336	76,181	127,103	34,839	896,459
Senior Vice President,	2009	250,200	—	84,578	196,110	131,730	65,697	728,315
Electrochem	2008	241,700	—	86,380	255,569	178,305	92,694	854,648

Michelle Graham	2010	14,423	150,000	449,990	—	—	—	614,413
Senior Vice President, Human Resources

Susan H. Campbell(6)	2010	183,021	—	1,214,750	193,615	—	24,414	1,615,800
Former Senior Vice	2009	267,500	—	87,071	201,878	140,839	19,790	717,078
President, Orthopaedic	2008	248,800	—	88,918	263,054	183,543	21,788	806,103

(1)	Amounts represent the dollar value of base salary earned during fiscal years 2010, 2009 and 2008.

(2)	Amount represents incentives paid in connection with Ms. Graham’s acceptance of employment in December 2010.

(3)	Amounts represent the aggregate fair value of stock awards granted. The valuation of restricted stock and restricted stock units are based on the assumptions and methodology set forth in notes 1 and 8 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 1, 2011. Mr. Hook’s 2010 amount includes $534,000 related to a one-time grant of restricted stock awarded in connection with his new employment agreement and vest over three years. See the “Employment Agreements” section of the CD&A for further discussion.

(4)	Amounts represent the aggregate fair value of stock options granted. The valuation of stock options is based on the assumptions and methodology set forth in notes 1 and 8 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 1, 2011. Mr. Hook’s 2010 amount includes $426,000 related to a one-time grant of stock options awarded in connection with his new employment agreement which vest over three years. See the “Employment Agreements” section of the CD&A for further discussion.

(5)	Amounts represent cash awards earned under our STIC Program. See “Annual Cash Incentives” section of the CD&A for a discussion of this program.

(6)	Ms. Campbell’s employment with the Company ended in September 2010 due to her unexpected passing. Amounts include the value of the 2010 equity awards provided to her prior to her death, as well as the modification expense incurred related to the accelerated vesting of a portion of her outstanding equity awards as permitted by the Company’s stock-based incentive plans.

(7)	Items included in All Other Compensation that were in excess of $10,000 were as follows:

				Long-Term
			Term Life	Disability
		401(k)	Insurance	Insurance	Tax		Excess
	Year	Contribution	Premiums	Premiums	Gross-Up	Perquisites	Vacation	Other	Total
Thomas J. Hook	2010	$5,145	$13,250	$17,993	$18,730	$26,337	$24,657	$250	$106,362
	2009	5,145	13,250	16,106	26,539	58,239	23,825	16	143,120
	2008	16,225	13,250	7,907	10,802	—	—	2,594	50,778

Thomas J. Mazza	2010	5,876	5,780	4,273	6,206	—	6,308	—	28,443
	2009	5,145	5,780	12,922	11,212	35,417	13,152	—	83,628
	2008	16,225	5,780	1,902	3,922	49,980	13,210	—	91,019

Mauricio Arellano	2010	—	1,740	7,567	5,579	—	13,417	—	28,303
	2009	3,271	1,740	8,828	6,336	—	17,634	—	37,809
	2008	14,483	1,740	3,744	2,800	—	—	8,097	30,864

Susan M. Bratton	2010	5,145	1,420	9,229	5,533	—	13,512	—	34,839
	2009	5,145	1,420	9,021	6,259	35,607	—	8,245	65,697
	2008	16,225	1,420	1,770	1,628	71,651	—	—	92,694

Susan H. Campbell	2010	4,071	—	5,919	3,549	—	10,875	—	24,414
	2009	5,145	980	8,176	5,489	—	—	—	19,790
	2008	16,225	980	2,703	1,880	—	—	—	21,788
Perquisites for the Named Executive Officers are included in “All Other Compensation” if the aggregate value is equal to or greater than $10,000. The perquisites included were comprised of the following. No perquisite exceeded the greater of $25,000 or 10% of the total perquisites provided to the respective executive, except as follows:

				Dependent	Service		Personal use of
		Financial	Executive	Education	Awards/	Personal	Company Provided
	Year	Planning	Physical	Assistance(1)	Gifts	Travel	Cell-Phone
Thomas J. Hook	2010		X	X	X	X
	2009	X	X	$52,300	X		X
	2008

Thomas J. Mazza	2010
	2009			34,470	X	X	X
	2008	X	X	44,370	X	X	X

Susan M. Bratton	2010
	2009	X		34,357		X
	2008	X		68,469	X	X	X

(1)	Includes reimbursement for tuition, textbooks and laboratory fees for the Named Executive Officer and their dependents. See “Education Assistance” section of the CD&A.

2010 Grants of Plan-Based Awards
The following table summarizes the grants of plan-based awards to each of the Named Executive Officers during fiscal year 2010. All stock-based awards in 2010 were granted from our 2005 Stock Incentive Plan or our 2009 Stock Incentive Plan. Under these plans, all stock options expire 10 years from the date of grant and acceleration of vesting occurs for time-based awards upon a change of control. Acceleration of vesting upon death, disability or retirement is at the discretion of the Compensation Committee. Prior to vesting, employees who receive a grant of restricted stock are eligible to participate in the rights or privileges of a stockholder of the Company with respect to those shares, including the right to receive dividends and vote. We did not pay any cash dividends in 2010 and currently intend to retain all earnings to further develop and grow our business.

									All Other	All Other
									Stock	Option		Grant
									Awards:	Awards:		Date Fair
			Estimated Future Payouts Under			Estimated Future Payouts			Number	Number of	Exercise	Value of
			Non-Equity Incentive Plan			Under Equity Incentive Plan			of Shares	Securities	Price of	Stock and
			Awards(1)			Awards(2)			of Stock	Underlying	Option	Option
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units(3)	Options(3)	Awards	Awards(4)
						(#)	(#)	(#)	(#)	(#)	($/Sh)
Thomas J. Hook			$223,125	$446,250	$892,500	—	—	—	—	—	$—	$—
	3/10/2010		—	—	—	4,333	40,622	81,244	13,540	34,337	20.84	1,739,143
	4/11/2010	(5)	—	—	—	—	—	—	25,000	50,000	21.37	960,750

Thomas J. Mazza			101,500	203,000	406,000	—	—	—	—	—	—	—
	3/10/2010		—	—	—	1,447	13,567	27,135	4,522	11,468	20.84	580,855

Mauricio Arellano			92,625	185,250	370,500	—	—	—	—	—	—	—
	3/10/2010		—	—	—	1,258	11,795	23,590	3,931	9,970	20.84	504,966

Susan M. Bratton			86,125	172,250	344,500	—	—	—	—	—	—	—
	3/10/2010		—	—	—	1,169	10,967	21,934	3,655	9,270	20.84	469,517

Michelle Graham	12/13/2010	(6)	—	—	—	—	—	—	19,019	—	—	449,990

Susan H. Campbell			91,000	182,000	364,000	—	—	—	—	—	—	—
	3/10/2010		—	—	—	1,236	11,588	23,176	3,862	9,795	20.84	496,103
	9/29/2010	(7)	—	—	—	—	—	—	34,064	35,051	23.23	912,262

(1)	Amounts represent potential cash awards under our STIC Program. Awards range from 50% to 200% of the target amount depending on the actual performance metric that is achieved. Award would be $0 if the threshold amount is not achieved—see “Annual Cash Incentives” section of the CD&A for discussion of this program. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above for the actual amounts earned in 2010, which were paid in 2011.

(2)	Amounts represent performance-based restricted stock units that were awarded under our LTI Program. The 2010 LTI Program awards vest on December 28, 2012 depending on the actual performance metric that is achieved. Award would be 0 shares if the threshold amount is not achieved. See the “Long-Term Equity Awards” section of the CD&A for discussion of this program.

(3)	The March 10, 2010 grants represent non-qualified stock option and restricted stock unit awards that were granted under our LTI Program and vest 33% at the end of each year, including the year of grant. See the “Long-Term Equity Awards” section of the CD&A for discussion of this program.

(4)	The valuation of stock options and restricted stock units are based on the assumptions and methodology set forth in notes 1 and 8 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 1, 2011.

(5)	Amounts represent a one-time grant of non-qualified stock options and restricted stock that were awarded in connection with Mr. Hook’s new employment agreement. These awards vest 25% on January 3, 2011, 25% on January 2, 2012 and 50% on January 2, 2013. See the “Employment Agreements” section of the CD&A for further discussion.

(6)	Amount represents restricted stock units awarded to Ms. Graham in connection with her acceptance of employment in December 2010. Awards will vest 1/3 per year on the last day of fiscal years 2011, 2012 and 2013.

(7)	Upon termination of employment due to death or disability, the Compensation Committee has discretion on whether or not to vest all unvested stock-based awards. Upon the death of Ms. Campbell in September 2010, the Compensation Committee vested all time-based equity awards and a pro rata share of her unvested performance-based equity awards based upon the expected vesting percentages of those awards at the time of her passing.

Outstanding Equity Awards at 2010 Fiscal Year-End
The following table summarizes the number and terms of stock option and restricted stock awards outstanding for each of the Named Executive Officers as of December 31, 2010.

		Option Awards					Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
				Equity						Plan	Market or
				Incentive						Awards:	Payout
				Plan						Number of	Value of
				Awards:						Unearned	Unearned
		Number of	Number of	Number of					Market	Shares,	Shares,
		Securities	Securities	Securities				Number of	Value of	Units or	Units or
		Underlying	Underlying	Underlying			Stock	Shares of	Shares of	Other	Other
	Option	Unexercised	Unexercised	Unexercised	Option	Option	Award	Stock That	Stock That	Rights That	Rights That
	Grant	Options	Options	Unearned	Exercise	Expiration	Grant	Have Not	Have Not	Have Not	Have Not
Name	Date	Exercisable	Unexercisable	Options	Price	Date	Date	Vested	Vested(4)	Vested	Vested(4)
		(#)(1)	(#)(1)	(#)(2)				(#)(3)		(#)(5)

Thomas J. Hook
	9/1/2004	50,000	—	—	$16.70	8/31/2014	10/5/2004	5,000	$120,750	—	—
	3/31/2005	18,742	—	—	18.24	3/30/2015	2/11/2005	7,000	169,050	—	—
	5/24/2005	500	—	—	24.62	5/23/2015	3/4/2008	4,517	109,086	—	—
	6/8/2005	25,431	—	—	23.60	6/7/2015	1/5/2009	6,714	162,143	—	—
	2/12/2006	25,225	—	—	25.22	2/11/2016	3/10/2010	9,027	218,002	81,244	1,962,043
	8/8/2006	66,996	—	—	22.38	8/7/2016	4/11/2010	25,000	603,750	—	—
	3/6/2007	31,481	—	—	25.50	3/5/2017	—	—	—	—	—
	3/4/2008	32,562	10,855	—	20.14	3/3/2018	—	—	—	—	—
	10/13/2008	—	—	94,460	21.88	10/12/2018	—	—	—	—	—
	1/5/2009	16,937	16,937	—	26.53	1/4/2019	—	—	—	—	—
	5/15/2009	—	—	76,297	26.53	5/14/2019	—	—	—	—	—
	3/10/2010	11,445	22,892	—	20.84	3/9/2020	—	—	—	—	—
	4/11/2010	—	50,000	—	21.37	4/10/2020	—	—	—	—	—

Thomas J. Mazza
	11/10/2003	4,665	—	—	$37.51	11/9/2013	10/1/2004	200	$4,830	—	—
	7/1/2004	2,800	—	—	27.50	6/30/2014	3/4/2008	1,330	32,120	—	—
	2/11/2005	5,000	—	—	16.99	2/10/2015	1/5/2009	1,977	47,745	—	—
	3/31/2005	7,074	—	—	18.24	3/30/2015	3/10/2010	3,015	72,812	27,135	655,310
	6/8/2005	6,684	—	—	23.60	6/7/2015	—	—	—	—	—
	2/12/2006	9,081	—	—	25.22	2/11/2016	—	—	—	—	—
	8/8/2006	8,695	—	—	22.38	8/7/2016	—	—	—	—	—
	3/6/2007	8,143	—	—	25.50	3/5/2017	—	—	—	—	—
	3/4/2008	9,585	3,196	—	20.14	3/3/2018	—	—	—	—	—
	10/13/2008	—	—	25,325	21.88	10/12/2018	—	—	—	—	—
	1/5/2009	4,986	4,986	—	26.53	1/4/2019	—	—	—	—	—
	5/15/2009	—	—	20,456	26.53	5/14/2019	—	—	—	—	—
	3/10/2010	3,822	7,646	—	20.84	3/9/2020	—	—	—	—	—

Mauricio Arellano
	11/10/2003	1,946	—	—	$37.51	11/9/2013	10/1/2004	1,000	$24,150	—	—
	5/25/2004	5,000	—	—	26.65	5/24/2014	3/4/2008	1,104	26,662	—	—
	7/1/2004	1,875	—	—	27.50	6/30/2014	1/5/2009	1,641	39,630	—	—
	3/31/2005	6,535	—	—	18.24	3/30/2015	3/10/2010	2,621	63,297	23,590	569,699
	6/8/2005	6,176	—	—	23.60	6/7/2015	—	—	—	—	—
	2/12/2006	7,467	—	—	25.22	2/11/2016	—	—	—	—	—
	8/8/2006	8,142	—	—	22.38	8/7/2016	—	—	—	—	—
	3/6/2007	7,478	—	—	25.50	3/5/2017	—	—	—	—	—
	5/22/2007	2,276	1,518	—	29.65	5/21/2017	—	—	—	—	—
	3/4/2008	7,958	2,653	—	20.14	3/3/2018	—	—	—	—	—
	10/13/2008	—	—	19,788	21.88	10/12/2018	—	—	—	—	—
	1/5/2009	4,140	4,140	—	26.53	1/4/2019	—	—	—	—	—
	5/15/2009	—	—	15,985	26.53	5/14/2019	—	—	—	—	—
	3/10/2010	3,323	6,647	—	20.84	3/9/2020	—	—	—	—	—

		Option Awards					Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
				Equity						Plan	Market or
				Incentive						Awards:	Payout
				Plan						Number of	Value of
				Awards:						Unearned	Unearned
		Number of	Number of	Number of					Market	Shares,	Shares,
		Securities	Securities	Securities				Number of	Value of	Units or	Units or
		Underlying	Underlying	Underlying			Stock	Shares of	Shares of	Other	Other
	Option	Unexercised	Unexercised	Unexercised	Option	Option	Award	Stock That	Stock That	Rights That	Rights That
	Grant	Options	Options	Unearned	Exercise	Expiration	Grant	Have Not	Have Not	Have Not	Have Not
Name	Date	Exercisable	Unexercisable	Options	Price	Date	Date	Vested	Vested(4)	Vested	Vested(4)
		(#)(1)	(#)(1)	(#)(2)				(#)(3)		(#)(5)

Susan M. Bratton
	2/5/2001	1,350	—	—	$20.64	2/4/2011	10/1/2004	200	$4,830	—	—
	5/18/2001	4,000	—	—	32.48	5/17/2011	3/4/2008	1,073	25,913	—	—
	1/1/2002	2,037	—	—	25.82	12/31/2011	1/5/2009	1,594	38,495	—	—
	7/26/2002	5,000	—	—	25.36	7/25/2012	3/10/2010	2,437	58,854	21,934	529,706
	7/1/2003	5,000	—	—	35.70	6/30/2013	—	—	—	—	—
	7/1/2004	5,600	—	—	27.50	6/30/2014	—	—	—	—	—
	3/31/2005	7,112	—	—	18.24	3/30/2015	—	—	—	—	—
	6/8/2005	6,721	—	—	23.60	6/7/2015	—	—	—	—	—
	2/12/2006	7,686	—	—	25.22	2/11/2016	—	—	—	—	—
	8/8/2006	8,142	—	—	22.38	8/7/2016	—	—	—	—	—
	3/6/2007	7,478	—	—	25.50	3/5/2017	—	—	—	—	—
	3/4/2008	7,731	2,578	—	20.14	3/3/2018	—	—	—	—	—
	10/13/2008	—	—	19,225	21.88	10/12/2018	—	—	—	—	—
	1/5/2009	4,021	4,022	—	26.53	1/4/2019	—	—	—	—	—
	5/15/2009	—	—	15,529	26.53	5/14/2019	—	—	—	—	—
	3/10/2010	3,090	6,180	—	20.84	3/9/2020	—	—	—	—	—

Michelle Graham		—	—	—	—	—	12/13/2010	19,019	459,309	—	—

(1)	Time-based stock option awards become exercisable as follows:

Option Grant Date	Vesting Schedule

5/18/01, 11/10/03, 5/25/04, 9/1/04, 2/11/05, 5/24/05	See Other Equity-Based Compensation discussion within the “Long-Term Equity Awards” section of the CD&A. The amount of stock options exercisable was determined each year by the Compensation Committee and was based upon the financial performance of the Company for the preceding year. The historical vesting of these awards was as follows: 2001 — 26.9%; 2002 — 15.1%; 2003 — 24.4%; 2004 — 15.6%; 2005 — 24.4%; 2006 - 24.0%; 2007 — 16.0%; 2008 - 20% and 2009 — 15.6%. These awards are now fully vested.

5/22/07	See Other Equity-Based Compensation discussion within the “Long-Term Equity Awards” section of the CD&A. The amount of stock options exercisable is determined each year by the Compensation Committee and is based upon the financial performance of the Company for the preceding year. Notwithstanding the foregoing, the option becomes exercisable in full on the seventh anniversary of the grant date if employment with the Company has not terminated. The historical vesting of these awards was 20% per year from 2007 to 2010.

1/1/02	Stock options became exercisable 33 1/3% on the anniversary of the grant date each year for three years following the date of grant. These awards are now fully vested.

2/5/01, 7/26/02, 7/1/03, 7/1/04	Stock options became exercisable 33 1/3% on the last day of each fiscal year for three years following the date of grant, including the year of grant. These awards are now fully vested.

3/31/05, 2/12/06, 3/6/07, 3/4/08, 1/5/09	See LTIP Program discussion within the “Long-Term Equity Awards” section of the CD&A. Stock options become exercisable 25% on the last day of each fiscal year for four years following the date of grant, including the year of grant.

6/8/05, 8/8/06	The performance metrics for these awards have been met. These awards are now fully vested. See SALT Program discussion within the “Long-Term Equity Awards” section of the CD&A.

Option Grant Date	Vesting Schedule

3/10/10	Stock options become exercisable 33 1/3% on the last day of each fiscal year for three years following the date of grant, including the year of grant.

4/11/10	Stock options become exercisable 25% on January 3, 2011, 25% on January 2, 2012 and 50% on January 2, 2013.

(2)	Performance-based stock option awards become exercisable as follows:

Option Grant Date	Vesting Schedule

10/13/08	See SALT Program discussion within the “Long-Term Equity Awards” section of the CD&A. Stock options become exercisable on December 31, 2010 if certain performance goals are met. In March 2011, 28% of these shares vested based upon the performance targets achieved.

5/15/09	See SALT Program discussion within the “Long-Term Equity Awards” section of the CD&A. Stock options become exercisable on December 30, 2011 if certain performance goals are met.

(3)	Stock awards vest as follows:

Stock Award Grant Date	Vesting Schedule

10/1/04, 10/5/04, 2/11/05	Stock awards vest upon the achievement of $2.88 per share in EPS in a fiscal year. Notwithstanding the foregoing, the awards vest in full on the seventh anniversary of the grant date if employment with the Company has not terminated.

3/4/08, 1/5/09	See LTIP Program discussion within the “Long-Term Equity Awards — Time-Based” section of the CD&A. Stock awards vest 50% at the end of the second year following the year of grant, including the year of grant and 25% at the end of the third and fourth year.

3/10/10	Stock award vests 33 1/3% on the last day of each fiscal year for three years following the date of grant, including the year of grant.

4/11/10	Stock award vests 25% on January 3, 2011, 25% on January 2, 2012 and 50% on January 2, 2013.

12/13/10	Stock award vests 33 1/3% on the last day of each fiscal year for three years following the date of grant.

(4)	Market value of shares of stock that have not vested is calculated as the product of the closing price of our stock on December 31, 2010 of $24.15 and the number of unvested shares/units.

(5)	See LTI Program discussion within the “Long-Term Equity Awards” section of the CD&A. Stock awards vest on December 28, 2012 if certain performance goals are met.
2010 Stock Option Exercises and Stock Vested
The following table summarizes the number of stock option awards exercised and the number of stock awards vested during 2010 for the Named Executive Officers, including the value realized.

	Stock Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise(1)	Vesting (#)	Vesting(2)
Thomas J. Hook	—	$—	43,891	$1,059,968
Thomas J. Mazza	—	—	8,029	193,900
Mauricio Arellano	—	—	7,009	169,267
Susan M. Bratton	—	—	7,038	169,502
Susan H. Campbell	—	—	34,064	799,141

(1)	Based upon the difference between the price of the Company’s Common Stock on the NYSE at the time of exercise and the exercise price of the stock options exercised.

(2)	Based upon the closing price of the Company’s Common Stock on the NYSE on the date the stock awards vested.

Pension Benefits and Nonqualified Deferred Compensation Tables
These tables are not required as we do not offer our Named Executive Officers the pension or nonqualified deferred compensation benefits required to be reported in these tables. See the “Change of Control Agreements” and “Employment Agreements” section of the CD&A for a description of potential post-employment payments.
CORPORATE GOVERNANCE AND BOARD MATTERS
The business of the Company is managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that reflect the Company’s commitment to good corporate governance. The full text of the Guidelines can be accessed under the Investor Relations drop-down menu of the Company’s website at www.greatbatch.com under “Governance.”
The Board has also adopted a Code of Business Conduct and Ethics for all directors, executive officers and employees of the Company. The full text of the code can also be accessed under the Investor Relations drop-down menu of the Company’s website at www.greatbatch.com under “Governance.” The Company intends to post on its website any amendment to or waiver from any provision in the Code of Business Conduct and Ethics that relates to any element of the standards enumerated in the rules of the SEC.
A copy of the Guidelines and the Code of Business Conduct and Ethics may be obtained without charge by any stockholder of record by written request made to the Director of External Reporting and Investor Relations, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.
Leadership Structure of the Board
The positions of the Chairman of the Board and Chief Executive Officer have been separate since August 2006. The Board continues to believe such structure to be in the best interests of the Company and its stockholders at this time. The Chairman organizes Board activities to enable the Board to effectively provide guidance to and have oversight and accountability of management. To fulfill that role, the Chairman, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:
•	Presiding over all meetings of the Board and stockholders, including regular executive sessions of non-management directors of the Board;
•	Establishing the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer;
•	Advising committee chairs, in consultation with the Chief Executive Officer, on meeting schedules, agendas and information needs for the Board committees;
•	Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;
•	Coordinating periodic review of management’s strategic plan and enterprise risk management program for the Company;
•	Leading the Board review of the succession plan for the Chief Executive Officer and other key members of senior management;
•	Coordinating the annual performance review of the Chief Executive Officer and other key senior managers;
•	Consulting with committee chairs about the retention of advisors and experts;
•	Acting as the principal liaison between the independent directors and the Chief Executive Officer on sensitive issues;
•	Working with the Corporate Governance and Nominating Committee to develop and maintain the agreed-upon definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;
•	Working with management on effective communication with stockholders;
•	Encouraging active participation by each member of the Board; and
•	Performing such other duties and services as the Board may require.

Board Independence
Other than Mr. Hook, each of the Company’s directors is independent under the standards set by the NYSE’s Corporate Governance Listing Standards. In accordance with those standards, the Board undertook its annual review of director independence. During this review, the Board considered the materiality of any relationships with the Company from the director’s perspective and the perspective of any persons or organizations with which the director is affiliated. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner or officer, or holding shares, of an organization that has a relationship with the Company may cause the director not to be independent. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.
Following the review described above, the Board has affirmatively determined that no current director has a material relationship with the Company that is inconsistent with a determination of independence, except Mr. Hook. Therefore, the Board affirmatively determined that all the current directors, with the exception of Mr. Hook, are independent.
Enterprise Risk Management
The Company has an enterprise risk management program implemented by members of the Company’s senior management. The enterprise risk management program as a whole is reviewed semi-annually with the Board. Enterprise risks are identified and prioritized by management, and individual prioritized risks may be overseen by the full Board or a committee, as appropriate. For example, strategic risks are overseen by the full board; financial risks are overseen by the Audit Committee; and scientific and technology risks are overseen by the Technology Development and Innovation Committee. Management regularly reports on each such risk to the relevant committee or the Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or a committee.
Meetings and Committees of the Board
The Board has standing Audit, Compensation and Organization, Corporate Governance and Nominating, and Technology Development and Innovation Committees. Each committee has a written charter which can be accessed under the Investor Relations drop-down menu of the Company’s website at www.greatbatch.com under “Governance.” Copies of the charters may be obtained without charge by any stockholder of record by written request made to the Director of External Reporting and Investor Relations, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031.
The Board held seven meetings in 2010. Each director attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which each director served, except Dr. Miller who attended 73%. All of the Company’s directors then serving on the Board, except Dr. Miller, attended the 2010 annual meeting of stockholders. The Company requests, but has no formal policy regarding, director attendance at its annual meeting of stockholders.
Audit Committee — The Audit Committee consists of Messrs. Dinkins, Melia (Chair) and Soderberg and Dr. Wisniewski. The Audit Committee’s primary purpose is assisting the Board in overseeing the (i) integrity of the Company’s financial statements, (ii) Company’s compliance with legal and regulatory requirements, (iii) Company’s independent registered public accounting firm qualifications and independence, (iv) performance of the Company’s internal audit function and independent registered public accounting firm and (v) Company’s system of disclosure controls and procedures (vi) the Company’s system of internal controls regarding finance, accounting, legal compliance, related person transactions and ethics that management and the Board have established. The Board has considered and, based upon that consideration, determined that Mr. Melia’s simultaneous service on three other public company audit committees does not impair his ability to serve on the Company’s Audit Committee. The Audit Committee had twelve meetings in 2010.
Compensation and Organization Committee — The Compensation and Organization Committee consists of Ms. Bailey and Messrs. Dinkins, Soderberg (Chair) and Summers. The Compensation and Organization Committee’s primary purpose is establishing the Company’s executive compensation philosophy that will attract, retain and motivate superior executives and ensure that senior executives of the Company and its wholly owned subsidiaries are compensated appropriately in a manner consistent with the compensation philosophy, internal equity considerations, competitive practice and the requirements of the appropriate regulatory bodies. The Compensation and Organization Committee also administers the Company’s stock incentive plans. The Compensation and Organization Committee had six meetings in 2010.

Corporate Governance and Nominating Committee — The Corporate Governance and Nominating Committee consists of Ms. Bailey (Chair), Dr. Miller and Messrs. Sanford and Summers. Working closely with the full Board, the Corporate Governance and Nominating Committee reviews, on an annual basis, the composition of the Board and whether the Company is being well served by the directors taking into account such factors as it deems appropriate, which may include the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent directors, and the need for financial or other specialized expertise. Applying these criteria, but without any formal policy regarding diversity, the Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as by management and stockholders, and recommends director nominees to the Board. The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation, and also has sole authority to retain a search firm to assist in identifying qualified director candidates. Stockholders wishing to submit recommendations for candidates to the Board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the Company’s executive offices at 10000 Wehrle Drive, Clarence, New York 14031. The information should include, at a minimum, the candidate’s name, biographical information, qualifications and availability for service.
The Corporate Governance and Nominating Committee also develops and recommends to the Board a set of corporate governance principles applicable to the Company and evaluates the effectiveness of the Board. The Corporate Governance and Nominating Committee had four meetings in 2010.
Technology Development and Innovation Committee — The Technology Development and Innovation Committee consists of Dr. Miller (Chair), Messrs. Hook and Melia and Dr. Wisniewski. The Technology Development and Innovation Committee periodically examines and provides oversight to management’s direction and investment in the Company’s research and development, as well as in its technology and commercialization initiatives and advises the Board on scientific matters that include major internal projects, interaction with academic and other outside research organizations and the acquisition of technologies and products. The Technology Development and Innovation Committee had four meetings in 2010.
Executive Sessions of the Board
The independent non-management directors, consisting of all current directors except Mr. Hook, meet without management in executive session at the conclusion of each regularly scheduled Board meeting and at such other times as they deem appropriate. Mr. Sanford, Board Chairman, presides at the meetings of the non-management directors when they meet in executive session.
Communications with the Board
Any stockholder or interested party who wishes to communicate with the Board may do so electronically by sending an e-mail to Messrs. Sanford or Melia via the Whistleblower Information page which can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Governance,” by leaving a confidential voicemail message for either Mr. Sanford (716-759-5501) or Mr. Melia (716-759-5508), or by writing to the following address: Board of Directors, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, NY 14031.
Compensation Committee Interlocks and Insider Participation
In fiscal year 2010, Ms. Bailey and Messrs. Dinkins, Soderberg and Summers served on the Compensation and Organization Committee. No person who served as a member of the Compensation and Organization Committee during fiscal year 2010 was (i) an officer or employee of the Company or any of its subsidiaries during such fiscal year (ii) formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933.
2010 Director Compensation
The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. For 2010, each non-employee director was paid a retainer of $150,000 ($210,000 for the Chairman) in a combination of cash and equity awards. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board. Directors who are also employees of the Company receive no additional remuneration for services as a director. All awards and changes to director’s compensation are approved by the Board.
Cash Compensation — For 2010, the cash portion of each non-employee director’s annual retainer was $30,000. Directors also received additional cash payments as follows:

Chairman of the Board	$40,000
Audit Committee Chair	20,000
Compensation and Organization Committee Chair	15,000
Corporate Governance and Nominating Committee Chair	10,000
Technology Development and Innovation Committee Chair	10,000
Committee Meeting Fees (Including Telephonic Meetings)	1,000 per meeting attended
Board Meeting Fees for each Meeting Attended in Excess of Five	1,000 per meeting attended

Equity Compensation — For 2010, the equity-based portion of each non-employee director’s annual retainer was equal in value to $120,000 ($180,000 for the Chairman). The equity compensation was comprised of one-half non-qualified stock options and one-half restricted stock. The number of stock options awarded is determined using the Black-Scholes value of those options on the date of grant. The shares granted under such stock option have an exercise price equal to the closing price of the Common Stock on the date of grant. The amount of restricted shares granted is calculated using the closing price of the Company’s Common Stock on the date of grant. All equity-based awards are granted on the first day of the Company’s fiscal year and vest on the last day of the Company’s fiscal year in which they were granted. For 2010, the equity awards were granted on January 2, 2010 and vested on December 31, 2010.
On the date a non-employee first becomes a member of the Board, such non-employee director is granted a stock option award for Common Stock equal in value to $100,000. The number of stock options awarded is determined using the Black-Scholes value of those options on the date of grant. The shares granted under such stock option have an exercise price equal to the closing price of the Common Stock on the date of grant and become exercisable in three equal annual installments beginning on the first occurrence of December 31st which is at least six months after the date of grant.
The following table contains information concerning the total compensation earned by each non-employee director of Greatbatch during 2010:

					Change in
				Non-	Pension Value
				Equity	and Non-
	Fees Earned			Incentive	Qualified	All
	or Paid in	Stock	Option	Plan	Deferred Comp.	Other
Name	Cash(1)	Awards(2)	Awards(2)	Comp.	Earnings	Comp.	Total

Pamela G. Bailey	$52,000	$59,999	$59,995	$—	$—	$—	$171,994
Michael Dinkins	48,000	59,999	59,995	—	—	—	167,994
Kevin C. Melia	67,000	59,999	59,995	—	—	—	186,994
Dr. Joseph A. Miller, Jr.	46,000	59,999	59,995	—	—	—	165,994
Bill R. Sanford	76,000	89,989	89,993	—	—	—	255,982
Peter H. Soderberg	57,850	59,999	59,995	—	—	—	177,844
William B. Summers, Jr.	51,250	59,999	59,995	—	—	—	171,244
John P. Wareham(3)	16,500	—	—	—	—	—	16,500
Dr. Helena S. Wisniewski	43,000	59,999	59,995	—	—	—	162,994

(1)	The amounts indicated represent the amount earned for retainers and Board or committee meeting fees.

(2)	The amounts represent the aggregate fair value of stock awards granted. The valuation is based on the assumptions and methodology set forth in notes 1 and 8 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on March 1, 2011. No stock or option awards to directors were repriced or modified during 2010.

(3)	As previously disclosed, Mr. Wareham’s term as director ended at the 2010 Annual Meeting of Stockholders.
The following table contains information concerning the equity-based compensation for each non-employee director of Greatbatch:

	Aggregate Grant Date		Aggregate
	Fair Value Received in		Number of
	2010		Stock Options
	Stock	Option	December 31,
Name	Awards	Awards	2010
Pamela G. Bailey	$59,999	$59,995	45,629
Michael Dinkins	59,999	59,995	20,449
Kevin C. Melia	59,999	59,995	29,488
Dr. Joseph A. Miller, Jr.	59,999	59,995	40,379
Bill R. Sanford	89,989	89,993	58,844
Peter H. Soderberg	59,999	59,995	45,629
William B. Summers, Jr.	59,999	59,995	45,629
Dr. Helena S. Wisniewski	59,999	59,995	30,517

Related Person Transactions
The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and related persons (directors and executive officers or their immediate family members). A copy of the Company’s policy on related person transactions can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Governance.” Under this policy, every proposed transaction between the Company and a director, executive officer, a nominee director, stockholder owning in excess of 5% of the Company or any immediate family member or entity of the foregoing persons involving an amount in excess of $120,000 and in which the related person will have a direct or indirect material interest, must be approved or ratified by the Audit Committee. If the transaction involves a related person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote regarding such approval. In the event management determines it is impractical or undesirable to wait until an Audit Committee meeting to consummate a related person transaction, the Chairperson of the Audit Committee may review and approve the related person transaction. The Chairperson of the Audit Committee will report any such approval to the Audit Committee at the next regularly scheduled meeting. All related person transactions are reported by the Audit Committee to the Board. In the event the Company becomes aware of a related person transaction that has not been approved, the matter shall be reviewed by the Audit Committee who shall evaluate all options available to the Company, including ratification, revision or termination of such transaction. The Audit Committee will also examine the facts and circumstances pertaining to the failure of such transaction to have been presented to the Audit Committee and shall take any such action as deemed appropriate under the circumstances. The Board has determined that there were no related person transactions, as defined above, that occurred in 2010.
Audit Committee Report
The Audit Committee currently consists of Messrs. Dinkins, Melia (Chair), and Soderberg and Dr. Wisniewski, each of whom the Board has determined is “independent” in accordance with applicable laws and the listing standards of the NYSE. Messrs. Dinkins, Melia and Soderberg each qualify as an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission. The Audit Committee functions pursuant to a written charter, a copy of which can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Governance,” and “Committee Composition and Charters.”
The Audit Committee reviewed and discussed the information contained in the 2010 quarterly earnings announcements with management of the Company and the independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the 2010 Forms 10-Q and Form 10-K with management of the Company and the independent registered public accounting firm prior to filing with the Securities and Exchange Commission. In addition, the Audit Committee met regularly with management, internal auditors and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.
In connection with the Company’s fiscal year 2010 consolidated financial statements, the Audit Committee has:
•	reviewed and discussed with management the Company’s audited consolidated financial statements as of and for fiscal year 2010;
•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, as amended, The Auditor’s Communication with those Charged with Governance (AICPA Professional Standards, AU Section 380), and SEC rule 2-07; and
•	received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2010.
Respectfully submitted,
Michael Dinkins
Kevin C. Melia (Chair)
Peter H. Soderberg
Dr. Helena S. Wisniewski
Members of the Audit Committee

STOCKHOLDER PROPOSALS
Any stockholder who intends to present a proposal intended to be considered for inclusion in the proxy statement for presentation at the Company’s 2012 Annual Meeting of Stockholders must submit such proposal so that the Company receives it by January 17, 2012. The proposal should be submitted to the Company’s offices in Clarence, New York by certified mail, return receipt requested, and should be directed to the Vice President, General Counsel & Secretary of the Company. In addition, the Company’s by-laws require that notice of any business proposed by a stockholder to be brought before an annual meeting, whether or not proposed for inclusion in the Company’s proxy statement, must be received by the Secretary of the Company not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting, which for business proposed for the 2012 Annual Meeting is between January 17, 2012 and February 16, 2012.
OTHER MATTERS
Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.
A copy of the Company’s Annual Report on Form 10-K for fiscal year 2010 may be obtained without charge by any stockholder of record by written request made to Christopher J. Thome, Director of External Reporting and Investor Relations, Greatbatch, Inc., 10000 Wehrle Drive, Clarence, New York 14031. Additionally, the Company’s Annual Report on Form 10-K for fiscal year 2010 can be accessed under the Investor Relations drop-down menu of the Company’s website (www.greatbatch.com) under “Financial Information.”
By Order of the Board of Directors,
/s/ Timothy G. McEvoy
Timothy G. McEvoy
Vice President, General Counsel & Secretary
Clarence, New York
April 15, 2011

GREATBATCH, INC.
2011 STOCK INCENTIVE PLAN
1	PREAMBLE
This Greatbatch, Inc. 2011 Stock Incentive Plan, as it may be amended from time to time (the “Plan”), is intended to promote the interests of Greatbatch, Inc., a Delaware corporation (“GB” and, together with its Subsidiaries, the “Company”), and its stockholders by providing officers and other employees and non-employee directors of the Company with appropriate incentives and rewards to encourage them to enter into and continue in service to the Company and to acquire a proprietary interest in the long-term success of the Company, while aligning the interests of key employees and management with those of the stockholders.
This Plan is intended to provide a flexible framework that will permit the development and implementation of a variety of stock-based programs based on changing needs of the Company, its competitive market and the regulatory climate.
2	DEFINITIONS
As used in the Plan, the following definitions apply to the terms indicated below:
(a) “Award Agreement” shall mean the written agreement between the Company and a Participant or other document approved by the Committee evidencing an Incentive Award.
(b) “Board of Directors” shall mean the Board of Directors of GB.
(c) “Cause,” and the term “for cause” shall mean,
(1) with respect to a Participant who is a party to a written employment agreement with the Company, which agreement contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment thereunder by the Company, “for cause” or “cause” as defined in the most recent of such agreements, or
(2) in all other cases, as determined by the Committee, in its sole discretion, that one or more of the following has occurred: (A) any intentional or willful failure, or failure due to bad faith, by such Participant to substantially perform his or her duties to the Company which shall not have been corrected within 30 days following written notice thereof, (B) any misconduct by such Participant which is significantly injurious to the Company, (C) any breach by such Participant of any covenant contained in the instrument pursuant to which an Incentive Award is granted, (D) such Participant’s conviction of, or entry of a plea of nolo contendere in respect of, any felony which results in, or is reasonably expected to result in, economic or reputational injury to the Company.
(d) “Change in Control” occurs if
(1) any “Person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act of 1934), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of GB normally entitled to vote for the election of directors of GB; or
(2) a sale of all or substantially all of the assets of the Company is consummated, in one transaction or a series of related transactions, or
(3) any merger or consolidation of GB is consummated in which the shareholders of GB immediately prior to such transaction own, in the aggregate, less than 50% of the total combined voting power of all classes of capital stock of the surviving entity normally entitled to vote for the election of directors of the surviving entity.
For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

(e) “Code” shall mean the Internal Revenue Code of 1986, as amended.
(f) “Committee” shall mean the Compensation and Organization Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan; provided, that the Committee shall at all times consist of two or more persons, each of whom shall be a member of the Board of Directors. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (as defined herein), members of the Committee (or any subcommittee thereof) shall be “non-employee directors” within the meaning of Rule 16b-3. To the extent required for compensation realized from Incentive Awards (as defined herein) under the Plan to be deductible by the Company pursuant to Section 162(m) of the Code, members of the Committee (or any subcommittee thereof) shall be “outside directors” within the meaning of such section.
(g) “Company Stock” shall mean the common stock, par value $.001 per share, of GB.
(h) “Covered Employee” means a Participant who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.
(i) “Disability,” unless otherwise provided in an Award Agreement, shall mean
(1) with respect to a Participant who is a party to a written employment agreement with the Company, which agreement contains a definition of “disability” or “permanent disability” (or words of like import) for purposes of termination of employment thereunder by the Company, “disability” or “permanent disability” as defined in the most recent of such agreements, or
(2) in all other cases, means such Participant’s inability to perform substantially his or her duties to the Company by reason of physical or mental illness, injury, infirmity or condition: (A) for a continuous period for 180 days or one or more periods aggregating 180 days in any twelve-month period; (B) at such time as such Participant is eligible to receive disability income payments under any long-term disability insurance plan maintained by the Company; or (C) at such earlier time as such Participant or the Company submits medical evidence, in the form of a physician’s certification, that such Participant has a physical or mental illness, injury, infirmity or condition that will likely prevent such Participant from substantially performing his duties for 180 days or longer.
(j) “Effective Date” shall mean February 28, 2011, the date the Plan was adopted by the Board of Directors, subject to approval by GB’s stockholders. The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of GB present or represented and entitled to vote at a meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting and duly held in accordance with the applicable provisions of GB’s Bylaws. Incentive Awards may be granted under the Plan at any time prior to the receipt of stockholder approval; provided, however, that each such grant shall automatically terminate in the event such approval is not obtained. Without limiting the foregoing, no Option or SAR may be exercised prior to the receipt of such approval, and no share certificate will be issued pursuant to a grant of Restricted Stock or Stock Bonus prior to the receipt of such approval.
(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(l) “Fair Market Value” means, for any particular date, (i) for any period during which the Company Stock shall be listed for trading on a national securities exchange or the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the closing price per share of Company Stock on such exchange or the NASDAQ closing bid price as of the close of such trading day, or (ii) the market price per share of Company Stock as determined in good faith by the Board of Directors in the event (i) above shall not be applicable. If the Fair Market Value is to be determined as of a day when the securities markets are not open, the Fair Market Value on that day shall be the Fair Market Value on the next preceding day when the markets were open.
(m) “Incentive Award” shall mean an Option, SAR, share of Restricted Stock, Restricted Stock Unit or Stock Bonus (each as defined herein) granted pursuant to the terms of the Plan.
(n) “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

(o) “Issue Date” shall mean the date established by the Committee on which Certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 9(e).
(p) “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
(q) “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.
(r) “Participant” shall mean an employee, a non-employee consultant or service provider, or non-employee director of the Company to whom an Incentive Award is granted pursuant to the Plan and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be.
(s) “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Sections 9 and 10, but which is subject to the terms and conditions set forth in Section 12. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.
(t) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Committee), sales or revenue, net income (either before or after taxes), operating earnings or income, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on investment, return on stockholders’ equity, return on assets or net assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, cost reduction or savings, customer satisfaction, working capital, earnings or diluted earnings per share, price per share of Company Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.
(u) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company (determined consistent with U.S. Generally Accepted Accounting Principles), or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.
(v) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.
(w) “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
(x) “Reprice” shall mean (A) changing the terms of an Incentive Award to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) repurchasing for cash or canceling an Incentive Award at a time when its exercise price is greater than the Fair Market Value of the underlying stock in exchange for another Incentive Award, unless the cancellation and exchange occurs in connection with a Change in Control. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.
(y) A share of “Restricted Stock” shall mean a share of Company Stock that is granted pursuant to the terms of Section 9 hereof and that is subject to the restrictions set forth in Section 9(c).

(z) “Restricted Stock Unit” means the right to receive a share of Company Stock that is granted pursuant to the terms of Section 10.
(aa) “Rule 16b-3” shall mean the rule thus designated as promulgated under the Exchange Act.
(bb) “SAR” shall mean a stock appreciation right granted pursuant to Section 8.
(cc) “Stock Bonus” shall mean a bonus payable in shares of Company Stock or a payment made in shares of Company Stock pursuant to a deferred compensation plan of the Company.
(dd) “Subsidiary” shall mean any corporation or other entity in which, at the time of reference, the Company owns, directly or indirectly, stock or similar interests comprising more than 50 percent of the combined voting power of all outstanding securities of such entity.
(ee) “Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or Restricted Stock Unit may vest.
3	STOCK SUBJECT TO THE PLAN
(a) Shares Available for Awards
The total number of shares of Company Stock with respect to which Incentive Awards may be granted shall not exceed 1,000,000 shares. Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.
(b) Total Grants by Award Type
The total number of shares of Company Stock to be awarded under the Plan as Options or SARs shall not exceed 1,000,000 shares. The total number of shares of Company Stock to be awarded under the Plan as Incentive Stock Options shall not exceed 1,000,000 shares. With respect to SARs, when a stock settled SAR is exercised, the shares subject to a SAR grant agreement shall be counted against the shares available for award as one (1) share for every share subject thereto, regardless of the number of shares used to settle the SAR upon exercise.
(c) Individual Limitation
The total number of shares of Company Stock subject to Options and SARs awarded to any one employee during any fiscal year of the Company, other than awards made pursuant to Section 12, shall not exceed 100,000 shares. Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. The provisions of this Section 3(c) shall not apply in any circumstance with respect to which the Committee determines that compliance with Section 162(m) of the Code is not necessary.
(d) Adjustment for Change in Capitalization
If there is any change in the outstanding shares of Company Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding Incentive Award, the price per share under each outstanding Incentive Award, and the limitations set forth in Section 3(b) and (c), shall be proportionately adjusted by the Committee, whose determination shall be final and binding. After any adjustment made pursuant to this Section 3(d), the number of shares subject to each outstanding Incentive Award shall be rounded to the nearest whole number.

(e) Other Adjustments
In the event of any transaction or event described in Section 3(d) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Incentive Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, including, if the Committee deems appropriate, the principles of Treasury Regulation Section 1.424-1(a)(5) except to the extent necessary to ensure that the action does not violate Section 409A of the Code, either by amendment of the terms of any outstanding Incentive Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:
(i) To provide for either (A) termination of any such Incentive Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 3(e) the Committee determines in good faith that no amount would have been attained upon the exercise of such Incentive Award or realization of the Participant’s rights, then such Incentive Award may be terminated by the Company without payment) or (B) the replacement of such Incentive Award with other rights or property selected by the Committee in its sole discretion;
(ii) To provide that such Incentive Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of _____shares and prices; and
(iii) To make adjustments in the number and type of shares of Company Stock (or other securities or property) subject to outstanding Incentive Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;
(iv) To provide that such Incentive Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v) To provide that the Incentive Award cannot vest, be exercised or become payable after such event.
(f) Re-use of Shares
To the extent that an Incentive Award terminates, expires, is cancelled, forfeited, or lapses for any reason, any shares of Company Stock subject to the Incentive Award shall again be available for the grant of an Incentive Award pursuant to the Plan. Shares which are used to pay the exercise price of an Option and shares withheld to satisfy tax withholding obligations will not be available for further grants of Incentive Awards pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Company Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Company Stock available for grant pursuant to this Plan.
(g) No Repricing
Absent stockholder approval, neither the Committee nor the Board of Directors shall have any authority, with or without the consent of the affected holders of Incentive Awards, to “Reprice” an Incentive Award. This paragraph may not be amended, altered or repealed by the Board of Directors or the Committee without approval of the stockholders of the Company.
(h) Vesting Limitation on Restricted Stock and Restricted Stock Unit Awards.

Any Restricted Stock or Restricted Stock Unit Incentive Award that vests solely on the basis of the passage of time (e.g., not on the basis of achievement of Performance Goals) shall not fully vest more quickly than over the three year period beginning on the grant date. Any Restricted Stock or Restricted Stock Unit Performance-Based Awards shall not vest prior to the first anniversary of the grant date. The provisions of this Section 3(h) shall not apply to (i) up to ten percent (10%) of the total number of shares of Company Stock authorized for issuance under the Plan, or (ii) any Incentive Awards made to any member of the Board of Directors as a component of the payment of his or her retainer for service on the Board of Directors.
4	ADMINISTRATION OF THE PLAN
The Plan shall be administered by the Committee. The Committee shall from time to time designate the persons who shall be granted Incentive Awards and the amount, type and other features of each Incentive Award.
The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate. The Committee shall determine whether an authorized leave of absence or absence due to military or government service shall constitute termination of employment. Decisions of the Committee shall be final and binding on all parties. Determinations made by the Committee under the Plan need not be uniform but may be made on a Participant-by-Participant basis. Notwithstanding anything to the contrary contained herein, the Board of Directors may, in its sole discretion, at any time and from time to time, resolve to administer the Plan, in which case the term “Committee” as used herein shall be deemed to mean the Board of Directors.
The Committee may, in its absolute discretion, without amendment to the Plan, (i) accelerate the date on which any Option or SAR granted under the Plan becomes exercisable, (ii) waive or amend the operation of Plan provisions respecting exercise after termination of service or otherwise adjust any of the terms of such Option or SAR and (iii) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock or Restricted Stock Unit or otherwise adjust any of the terms applicable to such share.
No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.
5	ELIGIBILITY
The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such employees of the Company (including employees who are also directors and prospective employees conditioned on their becoming employees), non-employee consultants or service providers, and non-employee directors of the Company as the Committee shall designate from time to time.
6	AWARDS UNDER THE PLAN; AWARD AGREEMENTS
The Committee may grant Options, SARs, shares of Restricted Stock, Restricted Stock Units and Stock Bonuses, in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.
Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Award Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the Incentive Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement.

7	OPTIONS
(a) Identification of Options
Each Option shall be clearly identified in the applicable Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of such identification, an Option will be deemed to be a Non-Qualified Stock Option.
(b) Exercise Price
Each Award Agreement with respect to an Option shall set forth the amount (the “exercise price”) payable by the holder to the Company upon exercise of the Option. The exercise price per share shall be determined by the Committee but shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.
(c) Term and Exercise of Options
(1) The applicable Award Agreement will provide the date or dates on which an Option shall become exercisable. The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than ten years after the date of grant. Unless the applicable Award Agreement provides otherwise, no Option shall be exercisable prior to the first anniversary of the date of grant.
(2) An Option may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.
(3) Unless the Committee determines otherwise, an Option shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one nor more than ten business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Company Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) in cash, by certified check, bank cashier’s check or wire transfer; (ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (iii) by means of a broker assisted cashless exercise procedure complying with applicable law, and (iv) by such other provision as the Committee may from time to time authorize. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary (or the Secretary’s designee) of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary (or the Secretary’s designee) of the Company shall require.
(4) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.
(d) Limitations on Incentive Stock Options
(1) Incentive Stock Options may be granted only to employees of the Company or any “subsidiary corporation” thereof (within the meaning of Section 424(f) of the Code and the applicable regulations thereunder).
(2) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code) shall exceed $100,000, or such higher value as may be permitted under Section 422 of the Code, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(3) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any “subsidiary corporation” of the Company within the meaning of Section 424 of the Code), unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.
(e) Effect of Termination of Employment
(1) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death : (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is three months after such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The three-month period described in this Section 7(e)(1) shall be extended to one year in the event of the Participant’s death during such three-month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(2) Unless the applicable Award Agreement provides or the Committee shall determine otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant: (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire; and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(3) In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(f) Acceleration of Exercise Date Upon Change in Control
Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding Options and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Options based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control less the exercise price of each Option.
(g) Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant each Option granted to a Participant shall be exercisable only by the Participant and no Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may in its sole discretion on a case by case basis, in any applicable agreement evidencing an Option (other than, to the extent inconsistent with the requirements of Section 422 of the Code applicable to Incentive Stock Options), permit a Participant to transfer all or some of the Options to (i) the Participant’s Immediate Family Members, or (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members. Following any such transfer, any transferred Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. “Immediate Family Members” shall mean a Participant’s spouse, child(ren) and grandchild(ren). Notwithstanding the foregoing, Non-Qualified Stock Options may be transferred to a Participant’s former spouse pursuant to a property settlement made part of an agreement or court order incident to the divorce.
8	SARS
(a) Exercise Price
The exercise price per share of a SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

(b) Benefit Upon Exercise
The exercise of SARs with respect to any number of shares of Company Stock shall entitle the Participant to receive unrestricted, fully transferable shares of Company Stock, payable within 2 1/2 months of the date on which the SARs are exercised, equal in value to the number of SARs exercised multiplied by (i) the Fair Market Value of a share of Company Stock on the exercise date over (ii) the exercise price of the SAR. Fractional share amounts shall be settled in cash.
(c) Term and Exercise of SARS
(1) The applicable Award Agreement will provide the dates or dates on which a SAR shall become exercisable. The Committee shall determine the expiration date of each SAR; provided, however, that no SAR shall be exercisable more than ten years after the date of grant. Unless the applicable Award Agreement provides otherwise, no SAR shall be exercisable prior to the first anniversary of the date of grant.
(2) A SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no partial exercise of a SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of a SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.
(3) Unless the Committee determines otherwise, a SAR shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary (or the Secretary’s designee), no less than one nor more than ten business days in advance of the effective date of the proposed exercise. Such notice shall specify the number of shares of Company Stock with respect to which the SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.
(d) Effect of Termination of Employment
The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of SARs.
(e) Acceleration of Exercise Date Upon Change in Control
Upon the occurrence of a Change in Control, any SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding SARs and pay to the holders thereof, in stock, the value of such SARs based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control less the exercise price of each SAR.
9	RESTRICTED STOCK
(a) Issue Date and Vesting Date
Subject to the provisions of Section 3(h) hereof, at the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 9(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 9(b) are satisfied, and except as provided in Section 9(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 9(c) shall cease to apply to such share.
(b) Conditions to Vesting
At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 12.

(c) Restrictions on Transfer Prior to Vesting
Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.
(d) Dividends on Restricted Stock
The Committee in its discretion may require that any dividends paid on shares of Restricted Stock shall be held in escrow until all restrictions on such shares have lapsed.
(e) Issuance of Certificates
(1) Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear any such legend as the Company may determine.
Such legend shall not be removed until such shares vest pursuant to the terms hereof.
(2) Each certificate issued pursuant to this Section 9(e), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company in such manner as the Company may determine unless the Committee determines otherwise.
(f) Consequences of Vesting
Upon the vesting of a share of Restricted Stock pursuant to the terms of the Plan and the applicable Award Agreement, the restrictions of Section 9(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 9(e). Notwithstanding the foregoing, such share still may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.
(g) Effect of Termination of Employment
(1) Unless the applicable Award Agreement or the Committee determines otherwise, in the event of the termination of a Participant’s service to the Company for any reason other than Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited and returned to the Company. The Company also shall have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.
(2) In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested prior to the date of such termination shall immediately be forfeited and returned to the Company, together with any dividends credited on such shares by termination of any escrow arrangement under which such dividends are held or otherwise.
(h) Effect of Change in Control
Upon the occurrence of a Change in Control, all outstanding shares of Restricted Stock which have not previously vested shall immediately vest. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding shares of Restricted Stock and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such shares of Restricted Stock based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control.

10	RESTRICTED STOCK UNITS
(a) Vesting Date
Subject to the provisions of Section 3(h) hereof, at the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such Restricted Stock Units. The Committee may divide such Restricted Stock Units into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 10(c) are satisfied, and except as provided in Section 10(d), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest and shares of Stock will be delivered pursuant to Section 10(c).
(b) Benefit Upon Vesting
Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or, in the sole discretion of the Committee, an amount, payable within 2 1/2 months of the date on which such Restricted Stock Units vests, equal to the Fair Market Value of a share of Company Stock on the date on which such Restricted Stock Unit vests. Notwithstanding the foregoing, shares of Company Stock issued may be subject to restrictions on transfer as a result of applicable securities laws or pursuant to Section 15.
(c) Conditions to Vesting
At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of Restricted Stock Units, that the Participant or the Company achieves such performance goals as the Committee may specify under Section 12.
(d) Effect of Termination of Employment
(1) Unless the applicable Award Agreement or the Committee determines otherwise, Restricted Stock Units that have not vested, together with any dividends credited on such Restricted Stock Units, shall be forfeited upon the Participant’s termination of employment for any reason other than Cause.
(2) In the event of the termination of a Participant’s employment for Cause, all Restricted Stock Units granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited, together with any dividends credited on such shares.
(e) Effect of Change in Control
Upon the occurrence of a Change in Control all outstanding Restricted Stock Units which have not theretofore vested shall immediately vest. In addition, in the event of a Change in Control, the Committee may in its discretion, cancel any outstanding Restricted Stock Units and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Restricted Stock Units based upon the price per share of Company Stock to be received by other shareholders of the Company in the Change in Control.

11	STOCK BONUSES
In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock comprising such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.
12	PERFORMANCE-BASED AWARDS
(a) Purpose.
The purpose of this Section 12 is to provide the Committee the ability to qualify Incentive Awards as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Section 12 shall control over any contrary provision contained in Sections 7, 8, 9 and 10; provided, however, that the Committee may in its discretion grant Incentive Awards to Covered Employees and to other Participants that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 12.
(b) Applicability.
This Section 12 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Incentive Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.
(c) Procedures with Respect to Performance-Based Awards.
To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Incentive Award granted under Sections 7, 8, 9 and 10 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.
(d) Payment of Performance-Based Awards.
Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if, and to the extent, the Performance Goals for such period are achieved.
(e) Additional Limitations.
Notwithstanding any other provision of the Plan, any Incentive Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

13	RIGHTS AS A STOCKHOLDER
No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares.
Except as otherwise expressly provided in Section 3(d), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.
14	DEFERRAL OF AWARDS
The Committee may permit or require the deferral of payment or settlement of any Restricted Stock Unit or Stock Bonus subject to such rules and procedures as it may establish. Payment or settlement of Options or SARs may not be deferred unless such deferral would not cause the provisions of Section 409A of the Code to be violated.
15	RESTRICTION ON TRANSFER OF SHARES
The Committee may impose, either in the Award Agreement or at the time shares of Company Stock are issued in settlement of an Incentive Award, restrictions on the ability of the Participant to sell or transfer such shares of Company Stock.
16	NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD
Nothing contained in the Plan or any Award Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.
No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other person.
17	SECURITIES MATTERS
(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange or any other securities exchange or automated quotation system on which shares of Company Stock are listed. Certificates evidencing shares of Company Stock issued pursuant to the terms hereof, may bear such legends, as the Committee or the Company, in its sole discretion, deems necessary or desirable to insure compliance with applicable securities laws.
(b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of the New York Stock Exchange or any other securities exchange or automated quotation system on which shares of Company Stock are listed. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of the Committee’s decision to defer the effectiveness of a transfer. During the period of such a deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c) It is intended that the Plan be applied and administered in compliance with Rule 16b-3. If any provision of the Plan would be in violation of Rule 16b-3 if applied as written, such provision shall not have effect as written and shall be given effect so as to comply with Rule 16b-3, as determined by the Committee. The Committee is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.
18	WITHHOLDING TAXES
Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.
Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant and which approval may be evidenced by the presence in the Award Agreement of an appropriate reference to such right, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award. Any tax withholding above the minimum amount of tax required to be withheld must be deducted from other amounts payable to the Participant or must be paid in cash by the Participant.
19	NOTIFICATION OF ELECTION UNDER SECTION 83(b) OF THE CODE
If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)) and permitted under the terms of the Award Agreement, such Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).
20	NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER SECTION 421(b) OF THE CODE
Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten days of such disposition.
21	AMENDMENT OR TERMINATION OF THE PLAN
The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent required by Rule 16b-3 or by any comparable or successor exemption under which the Board of Directors believes it is appropriate for the Plan to qualify, or if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Section 162(m), Section 422 or Section 409A of the Code or any applicable rule or listing standard of any stock exchange, automated quotation system or similar organization. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Incentive Award.

22	NO OBLIGATION TO EXERCISE
The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.
23	TRANSFERS UPON DEATH; NONASSIGNABILITY
Upon the death of a Participant outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with (a) written notice thereof and with a copy of the Will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.
Except as otherwise provided in this Plan, no Incentive Award or interest in it may be transferred, assigned, pledged or hypothecated by the Participant, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
24	EXPENSES AND RECEIPTS
The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.
25	FAILURE TO COMPLY
In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its sole discretion, may determine.
26	EFFECTIVE DATE AND TERM OF PLAN
The Plan shall be effective as of the Effective Date. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date. Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.
27	APPLICABLE LAW
Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws thereunder.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Greatbatch, Inc.

INTERNET
http://www.proxyvoting.com/gb
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  WO#
95915
▼   FOLD AND DETACH HERE   ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, AND 4, AND FOR “1 YEAR” ON PROPOSAL 5.	Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, AND 4, AND A VOTE FOR “1 YEAR” ON PROPOSAL 5.

1. ELECTION OF DIRECTIORS
	FOR ALL	WITHHOLD FOR ALL			*EXCEPTIONS
Nominees:
01 Pamela G. Bailey	☐	☐			☐
02 Michael Dinkins
03 Thomas J. Hook
04 Kevin C. Melia
05 Dr. Joseph A. Miller, Jr.	(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
06 Bill R. Sanford
07 Peter H. Soderberg
08 William B. Summers, Jr.
09 Dr. Helena S. Wisniewski	*Exceptions

			FOR	AGAINST	ABSTAIN

2. APPROVE THE ADOPTION OF THE GREATBATCH, INC. 2011 STOCK INCENTIVE PLAN.			☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR GREATBATCH, INC. FOR FISCAL YEAR 2011.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

4.	APPROVE BY NON-BINDING ADVISORY VOTE THE COMPENSATION OF GREATBATCH, INC.’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

	1 year	2 years	3 years	Abstain

5.	APPROVE BY NON-BINDING ADVISORY VOTE THE FREQUENCY OF THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION. ☐	☐	☐	☐

6.	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS.

	I PLAN TO ATTEND THE ANNUAL MEETING		☐

Mark Here for Address Change or Comments SEE REVERSE	☐
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
▼ FOLD AND DETACH HERE ▼

PROXY	GREATBATCH, INC.	PROXY
10000 WHERLE DRIVE
CLARENCE, NEW YORK 14031
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON MAY 17, 2011
The undersigned hereby appoint(s) Thomas J. Mazza and Timothy G. McEvoy, and each of them, proxies with the powers the undersigned would possess if personaly present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Greatbatch, Inc. to be held at 10:00 a.m. Central Daylight Time on May 17, 2011 at The Westin Minneapolis, 88 South 6th Street, Minneapolis, Minnesota 55402, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.
IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE APPROVAL OF THE ADOPTION OF THE GREATBATCH, INC. 2011 STOCK INCENTIVE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE COMPENSATION OF GREATBATCH, INC.’S NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF 1 YEAR AS THE FREQUENCY OF THE NON-BINDING VOTE ON EXECUTIVE COMPENSATION, AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.
If you have a beneficial interest in shares allocated to your account under the Greatbatch, Inc. 401(k) Retirement Plan, then this card also constitutes your voting instructions to the trustee of that plan. If you do not submit a proxy or otherwise provide voting instructions, or if you do not attend the annual meeting and vote by ballot, the trustee of that plan will vote the shares in the same manner and in the same proportion as the shares for which voting instructions are received, except that the trustee, in the exercise of the trustee’s fiduciary duties, may determine that the trustee must vote the shares in some other manner. If you plan to attend the meeting, please check the appropriate box on your proxy card and return the proxy card.
(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments
(Mark the corresponding box on the reverse side)

       BNY MELLON SHAREOWNER SERVICES
       P.O. BOX 3550
       SOUTH HACKENSACK, NJ 07606-9250

 WO #
 95915